BONTANG III LOAN AGREEMENT

                          _______________________

                              $316,000,000.00

                      CONTINENTAL BANK INTERNATIONAL

                                as Trustee
                     under the Bontang III Trustee and
                          Paying Agent Agreement

                               as Borrower,

                         TRAIN-E FINANCE CO., LTD.

                           as Tranche A Lender,

                  the banks named herein as Lead Managers
                           and Tranche B Lenders

                                    and

                THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY

                                 as Agent

                  for the Tranche B Lenders named herein


                            __________________

                       Dated as of February 9, 1988

                              LOAN AGREEMENT


     AGREEMENT dated as of February 9, 1988 among

     (i) CONTINENTAL BANK INTERNATIONAL, not in its individual capacity but solely as Trustee under the Bontang III Trustee and Paying Agent Agreement among it and PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA, ROY M. HUFFINGTON, INC., HUFFINGTON CORPORATION, VIRGINIA INTERNATIONAL COMPANY, VIRGINIA INDONESIA COMPANY, ULTRAMAR INDONESIA LIMITED, UNION TEXAS EAST
KALIMANTAN
LIMITED, UNIVERSE TANKSHIPS, INC., TOTAL INDONESIE, UNOCAL INDONESIA, LTD and INDONESIA PETROLEUM, LTD., dated as of the date hereof;

     (ii) TRAIN-E FINANCE CO., LTD., as Tranche A Lender;

     (iii)     THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY, THE
BANK OF TOKYO, LTD., THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED and BANQUE INDOSUEZ, as Lead Managers;

     (iv) the banks and other financial institutions named under the caption "Tranche B Lenders" on the signature pages hereof;
and

     (v) THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY, as Agent for the Tranche B Lenders.

                           W I T N E S S E T H:

     WHEREAS, the Borrower has requested the Tranche A Lender and the Tranche B Lenders to make advances to the Borrower upon the terms and subject to the conditions of this Agreement in an aggregate principal amount of $189,600,000.00 for Tranche A and $126,400,000.00 for Tranche B, respectively, for the purpose of paying (i) the costs incurred or to be incurred in connection with the design, engineering, procurement and construction of or otherwise relating to Train E and (ii) interest, fees, expenses, taxes and other amounts payable by the Borrower pursuant to Sections 2.3, 2.7, 2.8, 3.3, 3.4(b) and 10.6 hereof;

     WHEREAS, the Tranche A and Tranche B Lenders are prepared, severally, and not jointly or jointly and severally, to make such advances to the Borrower on a pro rata basis upon the terms and subject to the conditions of this Agreement;
and

     WHEREAS, no recourse shall be had for any amount due under this Agreement against Continental Bank International in its individual capacity, with certain proceeds from the sale of liquefied natural gas being the sole source of repayment hereunder of all such amounts, except as specifically provided herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

     As used in this Agreement,'the following capitalized expressions shall have the following respective meanings, such meanings to be applicable to both the singular and the plural forms of such expressions:

     "Advance" means, with respect to Tranche A, each advance by the Tranche A Lender, and, with respect to Tranche B, each advance by a Tranche B Lender, in each case to the Borrower hereunder on a Borrowing Date or, where the context so requires, the amount of such advance from time to time outstanding.

     "Agent" means The Industrial Bank of Japan Trust Company acting in its capacity as agent for the Tranche B Lenders hereunder, or any successor thereto appointed pursuant to Section
8.10 hereof.

     "Applicable Margin" means for Advances with respect to Tranche B (including any Deferred Portion thereof) and with respect to any Deferred Portion of Tranche A (i) on any date during the period beginning on the Effective Date and ending on the Completion Date, 1%, (ii) on any date during the period beginning on the date following the Completion Date and ending on the date that is the fifth anniversary of the Completion Date, 7/8%, and (iii) on any date following such fifth anniversary date while this Agreement is in effect, 1%.

     "Assumed Interest Rate" means the interest rate per annum agreed by the Borrower and the Majority Lenders on or prior to the date hereof; provided, however, that at any time and from time to time following the date hereof upon the reasonable request of the Borrower, the Tranche A Lender or the Agent on behalf of the Majority Tranche B Lenders, then the Borrower, the Tranche A Lender and the Agent on behalf of the Majority Tranche B Lenders shall negotiate in good faith to reach agreement on an interest rate per annum to serve as the Assumed Interest Rate which is acceptable to the Borrower, the Tranche A Lender and the Agent on behalf of the Majority Tranche B Lenders. If agreement cannot be reached on such interest rate within 30 days following a request for such negotiations, then the Assumed Interest Rate shall be the interest rate per annum specified in good faith by the Tranche A Lender and the Agent on behalf of the Majority Tranche B Lenders.

     "Availability Period" means the period beginning on the Effective Date and ending on the earlier of (i) the date six months following the Completion Date or (ii) September 30, 1990.

     "Basic Agreements" means the agreements listed on Schedule 1 hereto.

     "Bontang Excess Sales Account (KCO Quantities)" has the meaning set forth in Article 1 of the Bontang Excess Sales Trust
Agreement.

     "Bontang Excess Sales Account (Yokkaichi Trade)" has the meaning set forth in Article 1 of the Bontang Excess Sales Trust
Agreement.

     "Bontang Excess Sales Trust Agreement" has the meaning set forth in Article 1 of the Trust Agreement.

     "Bontang I Trust Agreement" has the meaning set forth in
Article 1 of the Trust Agreement.

     "Bontang Plant" means the natural gas liquefaction plant at Bontang Bay on the east coast of Kalimantan, Indonesia including all related facilities, such as natural gas processing plants for the production of LNG and liquefied petroleum gas consisting of propane and butane, utilities, storage tanks, loading lines and arms, harbor, docks, berths, tug boats, residential community, workshops, offices, fixed plant and equipment and communication systems, together with replacements, improvements, additions and expansions of all such facilities (including Train E), together also with natural gas transmission lines extending from "Delivery Points" as defined in the Processing Agreement, and from such other points in other fields from which natural gas is supplied, to the said natural gas liquefaction plant (including associated knock-out drums but excluding natural gas gathering pipelines within fields).

     "Bontang III Payment Account" has the meaning set forth in
Article 1 of the Trust Agreement.

     "Borrowed Amounts" means any amounts borrowed pursuant to the first sentence of Section 2.2(b) hereof.

     "Borrower" means Continental Bank International, solely as Trustee under the Trust Agreement and not in its individual capacity. The term "Borrower" does not include Continental Bank International in any other capacity or any one or more of the Producers.

     "Borrowing" means a borrowing hereunder consisting of Advances of a Tranche made to the Borrower at the same time by all then participating Lenders severally.

     "Borrowing Date" means (i) a Business Day prior to February 18, 1988 specified in a Notice of Borrowing as a date on which the Borrower will make a Borrowing hereunder, (ii) thereafter each March 31, June 30, September 30 and December 31 during the Availability Period and (iii) the last day of the Availability Period; provided that if a Borrowing Date would otherwise occur on a date which is not a Business Day, such Borrowing Date shall be the immediately preceding Business Day.

     "Business Day" means any day on which (i) dealings in Dollar deposits are carried on in the London interbank market and (ii) commercial banks are not authorized or required to close in any of London, the City of New York or Tokyo.

     "Buyer" means Chinese Petroleum Corporation, a corporation organized under the laws of the Republic of China, as buyer under the LNG Sales Contract.

     "Chubu Sales Contract" means the LNG Sales and Purchase Contract (Yokkaichi LNG Trade) between Pertamina and Nusantara Gas Services Company, Inc. ("Nusantara"), dated August 28, 1987, as heretofore and hereafter amended, including any extension or renewal thereof, as supplemented by the Agreement Regarding Incentive Volumes between Pertamina and Chubu Electric Power Co., Inc., dated August 28, 1987, as heretofore and hereafter amended, and by the Side Letter to LNG Sales and Purchase Contract (Yokkaichi LNG Trade) between Pertamina and Nusantara, dated August 28, 1987, as heretofore and hereafter amended.

     "Commitment" means, with respect to each Lender, the principal amount set forth opposite such Lender's name under the caption "Commitment" on the signature pages hereof, as such amounts may be reduced from time to time pursuant to Section 3.7 hereof, or such Lender's commitment to lend such amounts, as the context may require.

     "Completion Date" means the date on which each of the Tranche A Lender and the Agent shall have received a written notice from the Borrower as required by Section 6.1(e) hereof, to which is attached a notice from Pertamina to the effect that:

     (i) the construction of Train E has been completed in accordance with the Development Plan and Train E has been fully and finally accepted by Pertamina under the Construction
Agreement;

     (ii) Train E has demonstrated processing capabilities consistent with those contained in the Development Plan and at least 170,000 metric tons of LNG meeting the quality specifications set forth in the LNG Sales Contract have been produced over a period of 30 consecutive days and delivered to storage during such period; and

     (iii) actual aggregate shipments after the Start-up of at least two full cargoes of LNG have been made to the Receiving
Facilities pursuant to the LNG Sales Contract during the 30-day period referred to in clause (ii) above.

     "Completion of the Receiving Facilities" means the first date on which the Buyer is able to receive LNG at the Receiving Facilities on a continuing basis so as to be in a position to perform its obligations to purchase and receive LNG under the LNG Sales Contract.

     "Construction Agreement" means the Bontang LNG Expansion Project Train E Agreement (Contract No. B30-JMC-001) to be entered into prior to the initial Borrowing among Pertamina, Chiyoda Chemical Engineering & Construction Co., Ltd. and Mitsubishi Corporation, as thereafter amended.

     "Contingent Reserve Account" has the meaning set forth in
Article I of the Trust Agreement.

     "Contingent Support" means any or all of the First,, Second or Third Contingent Supports.

     "Contingent Support Account" means each of the Bontang Excess Sales Account (KCO Quantities), Bontang Excess Sales Account (Yokkaichi Trade) and each Future Long Term
Sales Contingent Support Account, Future Spot Sales Contingent Support Account, Special Spot Contingent Support Account and the relevant account for Contingent Support under each Special Long Term Sales Trust Agreement.

     "Contingent Support Agreements" means the agreements listed on Schedule 2 hereto.

     "Contingent Support Period" means any of the First, Second or Third Contingent Support Periods.

     "Contingent Support Trust Agreements" means the Bontang
Excess Sales Trust Agreement, the Bontang I Trust Agreement and any Special Long Term Sales Trust Agreement.

     "Debt Coverage Ratio" means:

     (i) during the Availability Period, an amount determined as the product of (a) (i) the sum of (x) the present value as of the later of June 30, 1990 or the time of calculation (determined by discounting by the Discount Rate at the time of calculation) of the Source of Debt Service reasonably anticipated to be payable from such later date to the Final Maturity Date plus (y) the amount held in the Reserve Account at the time of calculation, divided by (ii) the total Commitments, multiplied by (b) 100; and

     (ii) thereafter, an amount determined as the product of (a)
(i) the sum of'(x) the present value as of the time of calculation (determined by discounting by the Discount Rate at the time of calculation) of the Source of Debt Service reasonably anticipated to be payable from the time of calculation to the Final Maturity Date plus (y) the amount held in the Reserve Account at the time of calculation, divided (ii) by the outstanding principal amount of the Notes at the time of calculation, multiplied by (b) 100.

     During any Contingent Support Period, the references to "the Source of Debt Service reasonably anticipated to be payable to the Final Maturity Date" contained in this definition of Debt Coverage Ratio shall be deemed to mean the amounts of Contingent Support reasonably anticipated to be payable during such Contingent Support Period (taking into account the amounts of Source of Contingent Support reasonably anticipated to be payable during such Contingent Support Period) plus, if it is reasonably anticipated that such Contingent Support Period will end, any Source of Debt Service reasonably anticipated to be payable after the end thereof to the Final Maturity Date.

     For purposes of calculating the Debt Coverage Ratio, whenever (i) a quarterly calculation of the Debt Coverage Ratio is required pursuant to Section 6.1(b) hereof, (ii) the Tranche A Lender or the Agent on behalf of the Majority Tranche B Lenders requests a calculation in accordance with Section 6.1(c) hereof, or (iii) at any time the Borrower reasonably requests, the Borrower, the Tranche A Lender and the Agent shall negotiate in good faith to reach agreement on assumptions necessary for calculating the Debt Coverage Ratio which are acceptable to the Borrower, the Tranche A Lender and the Agent on behalf of the Majority Tranche B Lenders. If the Borrower, the Tranche A Lender and the Agent on behalf of the Majority Tranche B Lenders cannot reach agreement on such assumptions within 10 days prior to the date a quarterly statement is due under Section 6.1(b) hereof or within 30 days following a request by one to the others for such negotiations, whichever is earlier, then the assumptions used for purposes of the relevant calculation or calculations shall be those specified in good faith by the Tranche A Lender and the Agent on behalf of the Majority Tranche B Lenders.

     "Debt Coverage Reserve Account" has the meaning set forth in
Article 1 of the Trust Agreement.

     "Debt Service Account" has the meaning set forth in Article
1 of the Trust Agreement.

     "Deferred Portion" means any portion of the outstanding principal amount of a Tranche, the payment of which has been deferred pursuant to Section 2.10(b) hereof.

     "Development Plan" means the Development Plan for Train E entitled BADAK LNG III (TRAIN E) PROJECT DEVELOPMENT PLAN dated
December 1987, as heretofore and hereafter amended.

     "Discount Rate" means at any time the weighted average (based on principal amounts then outstanding) of (i) with respect to Tranche A, 11-1/2% per annum and (ii) the Assumed Interest Rate as if it were the interest rate applicable to Tranche B.

     "Disputed Force Majeure Account Agreement" means the agreement so entitled, dated as of March 19, 1987, between Pertamina, the Buyer and Chemical Bank, as heretofore and hereafter amended.

     "Dollars" and the sign "$" mean such coin or currency of the United States of America as is, at the relevant time, legal tender for the payment of public and private debts.

     "Drawdown Schedule" means the schedule of Borrowings on each of the Borrowing Dates in accordance with Schedule 3 hereto as amended or supplemented pursuant to Section 2.2(b) hereto.

     "Effective Date" means the date this Agreement is fully executed by all of the parties hereto.

     "Encumbrance" means any lien, security interest, mortgage, deed of trust, pledge, charge or any other encumbrance of any kind, including, without limitation, the rights of a vendor, lessor or similar party under any conditional sale agreement or other title retention agreement or lease substantially equivalent thereto, any production payment, and, with respect to any property or assets, any other right of or arrangement with any creditor to have its claim satisfied out of any such property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     "Escrow Agreement" means the Badak Escrow and Trust
Agreement dated as of July 15, 1974 among Pertamina, The
Industrial Bank of Japan, Limited and Japan Indonesia LNG Co.,
Ltd., as heretofore and hereafter amended.

     "Event of Default" means any of the events specified in
Section 7 hereof.

     "Excluded Taxes" means:

     (i) with respect to Tranche A, (x) any Taxes imposed by Japan or any department, agency or political subdivision or taxing authority thereof or therein and (y) the additional amount of any Taxes that may be imposed upon or with respect to a Payment arising solely by reason of the fact that the Tranche A Lender changes the source of the funds it uses to make or maintain Advances from that contemplated as of the date of this Agreement, for any reason other than a change in the source of funding made in connection with maintaining any Overdue Amounts or any Deferred Portion of Tranche A; and

     (ii) with respect to Tranche B, (x) any Taxes (including withholdings) based upon gross or net income payable by a Tranche B Lender or the Agent to the jurisdiction of such Lender's incorporation or the jurisdictions in which such Lender capital has its principal executive office or in which its Lending Office is located, or any department, agency or other political subdivision or taxing authority in any of such jurisdictions and
(y) the additional amount of any Taxes (other than Taxes described in the preceding clause (x) prior to a change in the Lending Office) that may be imposed upon or with respect to a Payment arising solely by reason of the facts that the Lender is a foreign corporation or other non-resident person within the meaning of the Internal Revenue Code of 1986, as amended, and the Lending office receiving such Payment is not located in the United States of America. Solely for purposes of the preceding sentence, the term "Lending Office" shall mean, in addition to the definition set forth below in this Section 1, a branch or office of a Tranche B Lender which has physical custody of a Tranche B Note, this Agreement or the Letter Agreement or which conducts the activities that are the responsibilities of a Tranche B Lender described in this Agreement or, solely in the event that a taxing jurisdiction asserts a tax by reason of the fact that a branch or office of a Tranche B Lender previously had (but no longer has) such custody or conducted (but no longer conducts) such activities, such other branch or office.

     "Final Maturity Date" means the fortieth Maturity Date occurring following the last day of the Availability Period.

     "First Contingent Support" means amounts from time to time held in the Contingent Support Accounts (other than the Special Spot Contingent Support Accounts) under the Bontang Excess Sales Trust Agreement, which amounts are (a) 100% of (i) the gross invoice amount payable under the Chubu Sales Contract, any Future Long Term Sales Contract and any Future Spot Sales, on a cargo by cargo basis, and received by the Bontang Excess Sales Trustee under the Bontang Excess Sales Trust Agreement, less any relevant Permitted Amounts, plus (ii) any relevant Related Amounts, and
(b) all amounts received by the Bontang Excess Sales Trustee under the Bontang Excess Sales Trust Agreement from the Trustee under the Bontang I Trust Agreement relating to the Korean Carry-Over Quantities. With respect to the First Contingent Support Period referred to in clause (i) of the definition thereof, there are no Future Long Term Sales Contracts or Future Spot Sales.

     "First Contingent Support Period" means each of (i) if Start-up does not occur prior to January 1, 1990, the period commencing on January 1, 1990 and ending on the earlier to occur of (x) Start-up and (y) September 30, 1990, (ii) if Completion of the Receiving Facilities does not occur on or before September 30, 1990, the period commencing on October 1, 1990 and ending on the date of Completion of the Receiving Facilities, (iii) if Pertamina exercises its right to suspend deliveries under Section
10.5 of the LNG Sales Contract, the period of such suspension, and (iv) the periods referred to in clauses (ii) and (iii) of the definition of Third Contingent Support Period contained herein.


     "Future Long Term Sales Contracts" means, with respect to any First Contingent Support Period referred to in clauses (ii),
(iii) and (iv) of the definition thereof, all Long Term Sales Contracts, other than Special Long Term Sales Contracts, in effect and with respect to which payment or performance or both are not yet completed (and any proceeds of which have not been deposited in the relevant Contingent Support Account under the Bontang Excess Sales Trust Agreement) at the time of commencement of such First Contingent Support Period.

     "Future Long Term Sales Contingent Support Accounts" has the meaning set forth in Article 1 of the Bontang Excess Sales Trust
Agreement.

     "Future Spot Sales" means, with respect to any First Contingent Support Period referred to in clauses (ii), (iii) and
(iv) of the definition thereof, all Spot Sales, other than Special Spot Sales, pursuant to agreements in effect and with respect to which payment or performance or both are not yet completed (and any proceeds of which have not been deposited in the relevant Contingent Support Account under the Bontang Excess Sales Trust Agreement) at the time of commencement of such First Contingent Support Period.

     "Future Spot Sales Contingent Support Accounts" has the meaning set forth in Article 1 of the Bontang Excess Sales Trust
Agreement.

     "Gross Invoice Amount" means the sum of (i) the amounts payable to the Borrower pursuant to the LNG Sales Contract in respect of LNG purchased or, if not taken, required to be purchased but not taken thereunder, (ii) amounts payable to the Borrower pursuant to Section 6.3 of each Supply Agreement or
Section 23 of the Transportation Agreement (with respect to amounts payable to Pertamina), (iii) all amounts payable to the Borrower pursuant to Section 5 of the Disputed Force Majeure Account Agreement, (iv) all amounts payable to the Borrower on account of interest due by reason of the late payment of invoices for LNG under Section 10.3(c) of the LNG Sales Contract and (v) all demurrage payable to the Borrower by the Buyer under Section 4.4(c) of the LNG Sales Contract; provided that the Gross Invoice Amount shall not be reduced by any rebate, setoff, reduction or discount given or agreed to by one or more parties to the LNG Sales Contract from such amount payable as so defined, adjusted and calculated.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Indebtedness" means, with respect to any Person, (i) all indebtedness or obligations of such Person for borrowed money,
(ii) all indebtedness or obligations of such Person evidenced by bonds, debentures, notes, swap agreements or other similar instruments or agreements, and all securities issued by such Person providing for mandatory payments of money, whether or not contingent, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such Person to reimburse any Person in respect of amounts paid under a letter of credit or similar instrument to the extent that such reimbursement obligations remain outstanding five business days after they become non-contingent, (vii) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person or (viii) all Guarantees by such Person of or with respect to the Indebtedness of another Person.

     "Interest Payment Date" means the last day of each Interest
Period.

     "Interest Period" means (except in the case of the initial Interest Period), with respect to Tranche A, a period of three months, and, with respect to Tranche B, a period of three or six months selected or deemed selected by the Borrower as provided in
Section 2.4 hereof, and, in each case, determined as follows:

     (i) The initial Interest Period for each Borrowing will begin on the date of such Borrowing and will end on the March 31, June 30, September 30 or December 31 next occurring within three months thereafter, and each subsequent Interest Period for such Borrowing will begin on the Interest Payment Date ending the previous Interest Period and end on the June 30, September 30, December 31 or March 31 next occurring three or six months thereafter, as the case may be, subject to clauses (ii), (iii) and (iv) of this definition.

     (ii) Subject to clause (iv) of this definition, all Borrowings with respect to Tranche B for which Interest Periods end on the same Interest Payment Date shall be consolidated so that all subsequent elections of Interest Periods for such Borrowings of such Tranche shall apply to all such Borrowings so consolidated.

     (iii) If any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the immediately preceding Business Day.

     (iv) If the Borrower wishes to elect an Interest Period of six months for Borrowings of Tranche B and if the aggregate outstanding principal amount of the Borrowings of Tranche B for which a Notice of Interest Period is then to be given is greater than the amount of the repayment installment of such Tranche due to the Tranche B Lenders on a Maturity Date approximately three months following the date of the proposed election, then, for purposes of calculating interest, such Borrowings shall be divided and henceforth treated as two separate Borrowings of such Tranche (such division to be pro rata as to each Tranche B Lender's Advances), one of an amount equal to the amount of the repayment installment of such Tranche due to the Tranche B Lenders on such Maturity Date (the Interest Period for which will end on such Maturity Date) and the other of an amount equal to the remainder of such-consolidated Borrowings of such Tranche. The Borrower's election of a six month Interest Period shall only apply to such remainder of the consolidated Borrowings of such Tranche.

     (v) Notwithstanding the foregoing provisions of this definition, no election of one or more Interest Periods may be made which would cause the aggregate number of all Interest
Periods then in effect for both Tranches to exceed 10.

     "Invoice Settlement Agreements" means the Invoice Settlement Agreement for 1973 LNG Sales Contract dated as of March 31, 1987 between Pertamina and the buyers under the 1973 LNG Sales Contract, as heretofore and hereafter amended, including any extension or renewal thereof, and the Invoice Settlement Agreement for 1981 LNG Sales Contract dated as of March 31, 1987 between Pertamina and the buyers under the 1981 LNG Sales Contract, as heretofore and hereafter amended, including any extension or renewal thereof.

     "Japanese Business Day" means any day on which commercial banks are not authorized or required to close in Tokyo.

     "KCO General Account" has the meaning set forth in the Bontang I Trust Agreement.

     "Korean Carry-over Quantities" has the meaning set forth in the Korean Quantities Agreement.

     "Korean Quantities Agreement" means the Tripartite Agreement dated January 29, 1988, effective as of the 12th day of August, 1983, among the Producers and Mobil Oil Indonesia Inc., as heretofore and hereafter amended, including any extension or renewal thereof.

     "Korean Quantities Supplemental Memorandum" means the
Supplemental Memorandum dated January 29, 1988, among the
Producers relating to the Korean Carry-Over Quantities, as heretofore and hereafter amended.

     "Korean Sales Contract" means the LNG Sales and Purchase Contract (Arun III Trade) between Pertamina and Korea Electric Power Corporation, dated August 12, 1983, as assigned to Korea Gas Corporation pursuant to an agreement dated August 13, 1984, as heretofore and hereafter amended, including any extension or renewal thereof.

     "Lead Managers" means the financial institutions named under the caption "Lead Managers" on the signature pages hereof.

     "Legal Requirements" means all applicable (i) laws, rules, regulations, ordinances, orders, decrees, permits, licenses, authorizations, directions and requirements of all governments and governmental departments, commissions, boards, authorities and agencies, (ii) court and governmental administrative agency judgments and injunctions, (iii) arbitral awards and (iv) requirements of courts and arbitral tribunals.

     "Lenders" means the Tranche A Lender and each of the Tranche
B Lenders.

     "Lending Office" means (i) initially for each Lender its office or branch located as of the date hereof at its address set forth on the signature pages hereof and (ii) subsequently for each Lender such other office or branch of such Lender as such Lender may designate by notice in writing to the Borrower and the Agent as the office or branch from or at which such Lender's Advances with respect to a Tranche will thereafter be made or maintained and for the account of which all payments of principal of and interest on the relevant Notes and all other payments to such lender under this Agreement will thereafter be made; provided that the designation of a new Lending Office shall be subject to the conditions stated in Section 10.4 hereof.

     "Letter Agreement" has the meaning set forth in Section
2.8(b) hereof.

     "LIBOR" has the meaning set forth in Section 2.5 hereof.

     "LNG" has the meaning set forth in Article 1 of the Processing Agreement.

     "LNG Sales Contract" means the Badak III LNG Sales Contract, dated as of March 19, 1987, between Pertamina and the Buyer, as heretofore and hereafter amended, including any extension or renewal thereof.

     "Long Term Sales Contracts" means contracts entered into by Pertamina to sell two or more cargoes of LNG from the Bontang Plant, as thereafter amended, including any extension or renewal thereof. Long Term Sales Contracts do not include the LNG Sales Contract, the Chubu Sales Contract, the Korean Quantities Agreement, the Korean Sales Contract, the 1981 LNG Sales Contract, the 1973 LNG Sales Contract or the Invoice Settlement Agreements.

     "Majority Lenders" means the Tranche A Lender and the
Majority Tranche B Lenders.

     "Majority Tranche B Lenders" means at any time Tranche B Lenders holding in excess of 66-2/3% of the aggregate unpaid principal amount of the Advances of Tranche B, or if no such Advances are at the time outstanding, Tranche B Lenders having in excess of 66-2/3% of the aggregate amount of the Commitments with respect to Tranche B.

     "Maturity Date" means the first March 31, June 30, September 30 or December 31 to occur at least three months following the last day of the Availability Period and, thereafter, each March 31, June 30, September 30 and December 31 occurring three months following the last of the same to occur, each of which shall be an Interest Payment Date; provided, however, that if any such date is not a Business Day, such Maturity Date shall be the immediately preceding Business Day.

     "1973 LNG Sales Contract" means the LNG Sales Contract, dated as of December 3, 1973, between Pertamina and The Chubu Electric Power Co., Inc., The Kansai Electric Power Co., Inc., Kyushu Electric Power Co., Inc., Nippon Steel Corporation and Osaka Gas Company, Ltd. as heretofore and hereafter amended, including any extension on renewal thereof, as supplemented by the Memorandum of Agreement between Pertamina and The Chubu Electric Power Co., Inc., The Kansai Electric Power Co., Inc. and Kyushu Electric Power Co., Inc., dated as of January 1, 1983, as heretofore and hereafter amended, including any extension or renewal thereof.

     "1981 LNG Sales Contract" means the LNG Sales Contract dated as of April 14, 1981, between Pertamina and The Chubu Electric Power Co., Inc., The Kansai Electric Power
Co., Inc., Osaka Gas Company, Ltd. and Toho Gas Company, Ltd., as heretofore and hereafter amended, including any extension or renewal thereof.

     "Note" means any one of the Tranche A Note or Tranche B
Notes provided for in Section 2.9 hereof.

     "Notice of Borrowing" means a notice from the Borrower to each of the Tranche A Lender and the Agent substantially in the form of Exhibit A hereto.

     "Notice of Deferral" means a notice from the Borrower to each of the Tranche A Lender and the Agent substantially in the form of Exhibit B-1 hereto.

     "Notice of Interest Period" means a notice from the Borrower to the Agent substantially in the form of Exhibit B-2 hereto.

     "Notice of Start-up" means the notice that Start-up has occurred given by Pertamina to the Tranche A Lender, the Agent and the Borrower.

     "Overdue Tranche A Amounts" means any overdue principal of the Tranche A Note and any other overdue amounts owing pursuant to this Agreement with respect to Tranche A and the Tranche A
Note.

     "Pari Passu Swap Indebtedness" has the meaning set forth in
Section 6.4 hereof.

     "Payments" has the meaning set forth in Section 3.3 hereof.

     "Permitted Amounts" means, with respect to each Contingent Support Trust Agreement, (i) all freight, charterhire and costs payable by Pertamina for transport of LNG pursuant to the transportation agreement, if any, relating to sales of LNG giving rise to any Source of Contingent Support which will constitute Contingent Support under such Contingent Support Trust Agreement,
(ii) processing charges payable with respect to such LNG under the Processing Agreement, (iii) Permitted Marketing Fees, if any, with respect to such Source of Contingent Support, (iv) any other charges with respect to the sale or delivery of LNG giving rise to the Source of Contingent Support, and any fees and expenses of the trustee under such Contingent Support Trust Agreement, in an aggregate amount not to exceed $25,000 per calendar quarter, (v) in the case of the Bontang Excess Sales Trust Agreement only, an Approved Level of Working Capital (as defined therein) not to exceed $50,000 at any one time, and (vi) in the case of the Bontang I Trust Agreement only, amounts required to be set aside and paid pursuant to Article 2 and Sections 4.1 and 14.2 of the Bontang I Trust Agreement; provided, however, Permitted Amounts shall not include amounts referred to in clauses (i), (ii) or
(iii) of this definition with respect to amounts received by the Bontang Excess Sales Trustee under the Bontang Excess Sales Trust Agreement from the Trustee under the Bontang I Trust Agreement relating to the Korean CarryOver Quantities.

     "Permitted Marketing Fees" means, with respect to Source of Contingent Support arising under the Chubu Sales Contract or any Future or Special Long Term Sales Contract, fees payable for marketing services incurred in connection with LNG sold under such Contract, but only if Pertamina shall have furnished the Tranche A Lender and the Agent promptly upon receipt copies of all agreements and invoices relating to such fees.

     "Person" means and includes any individual, corporation, juridical entity, association, statutory body, partnership, joint venture, trust, estate, unincorporated organization or government, state or any political subdivision, instrumentality, agency or authority thereof.

     "Pertamina" means Perusahaan Pertambangan Minyak Dan Gas Bumi Negara, a State Enterprise of the Republic of Indonesia, which is wholly owned by the Republic of Indonesia, and its successors and assigns permitted under the Producers Agreement.

     "Plant Use Agreement" means the Agreement for Use and operation of Plant dated as of July 1, 1983 between Pertamina and P.T. Badak, as heretofore and hereafter amended.

     "Processing Agreement" means the Amended and Restated
Bontang Processing Agreement, dated as of the date hereof, among the Producers on the one hand and P.T. Badak on the other, as hereafter amended.

     "Producers" means Pertamina, Roy M. Huffington, Inc., Huffington Corporation, Virginia International Company, Virginia Indonesia Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited, Universe Tankships, Inc., Total Indonesie, Unocal Indonesia, Ltd., and Indonesia Petroleum, Ltd. and Persons succeeding to their interests in the manner permitted by Section
6.3 of the Producers Agreement.

     "Producers Agreement" means the Bontang III Producers
Agreement of even date herewith among the Producers, the Tranche
A Lender, the Agent and the Tranche B Lenders, as hereafter amended.

     "P.T. Badak" means P.T. Badak Natural Gas Liquefaction
Company, a corporation organized under the laws of the Republic of Indonesia.

     "Quarterly Debt Service" has the meaning set forth in
Section 9.1 hereof.

     "Receiving Facilities" means "Receiving Facility" as set forth in Article 1 of the LNG Sales Contract.

     "Reference Banks" means The Industrial Bank of Japan,
Limited, London Branch, Morgan Guaranty Trust Company of New
York, London Branch, and The Bank of Tokyo, Ltd., London Branch.

     "Regular Reserve Account" has the meaning set forth in
Article 1 of the Trust Agreement.

     "Related Amounts" means, with respect to the 1973 Sales Contract (insofar as they relate to the Korean CarryOver Quantities), the Chubu Sales Contract, Future Spot Sales, Future Long Term Sales Contracts, Special Long Term Sales Contracts and Special Spot Sales, as relevant, amounts payable to Pertamina relating to such contracts or shipments of LNG thereunder that are comparable to amounts described in clauses (ii), (iii), (iv) and (v) in the definition of Gross Invoice Amount contained herein.

     "Reserve Account" has the meaning set forth in Article 1 of the Trust Agreement.

     "Reserves" has the meaning set-forth in Section 2.6 hereof.

     "Responsible Officer of the Borrower" means the chairman and vice chairman of the board of directors, the chairman of the executive committee of the board of directors, the president, any executive vice president, any senior vice president or any vice president of Continental Bank International.

     "Second Contingent Support" means amounts from time to time held in the Special Spot Contingent Support Accounts under the Bontang Excess Sales Trust Agreement, which amounts are 100% of
(i) the gross invoice amount payable under any Special Spot Sales, on a cargo by cargo basis, and received by the Bontang Excess Sales Trustee under the Bontang Excess Sales Trust Agreement, less any relevant Permitted Amounts, plus (ii) any relevant Related Amounts.

     "Second Contingent Support Period" means each of (i) the period referred to in clause (ii) of the definition of First Contingent Support Period contained herein and (ii) the periods referred to in clauses (ii) and (iii) of the definition of Third Contingent Support contained herein.

     "Side Letter" means the Side Letter to the LNG Sales
Contract, dated March 19, 1987, from Pertamina to the Buyer, as heretofore and hereafter amended.

     "Source of Contingent Support" means any amounts payable pursuant to a Contingent Support Agreement and any Related Amounts relating thereto that will constitute Contingent Support and, without duplication, any amounts payable pursuant to the Bontang I Trust Agreement that will constitute Contingent Support.

     "Source of Debt Service" means

     (I) in respect of each amount payable to the Borrower for LNG purchased, or for LNG required to be purchased but not taken, under the LNG Sales Contract, or payable to the Borrower pursuant to the Disputed Force Majeure Account Agreement, the Supply Agreements or the Transportation Agreement or otherwise pursuant to the LNG Sales Contract (without duplication), the portion, if any, of the amount so payable equal to 50% of the Gross Invoice Amount payable (i) under each invoice rendered with respect to each cargo purchased, or in the case of LNG required to be purchased but not taken under each invoice rendered with respect to the same quantity not taken, and (ii) otherwise in respect of each cargo, plus 50% of all indemnities and additional amounts payable by the Buyer under the LNG Sales Contract, without any reduction or set-off from any such amounts; provided, however, that if the Borrower is authorized and requested by the Producers (which authorization and request may be given pursuant to Section 1.16(b) of the Producers Agreement) to execute and deliver an agreement providing for the amendment of this definition of Source of Debt Service, and if the Tranche A Lender and the Agent on behalf of the Tranche B Lenders also execute and deliver such agreement, this definition of Source of Debt Service shall be deemed amended for all purposes of this Agreement as set forth in such agreement; and

     (II) in respect of any period the aggregate amount of the Source of Debt Service payable during such period.

     "Special Long Term Sales Contracts" means Long Term Sales
Contracts entered into at any time during any Third Contingent
Support Period.

     "Special Long Term Sales Trust Agreement" means any Special Long Term Sales Trustee and Paying Agent Agreement in form and substance satisfactory to the Majority Lenders entered into prior to the time the first payments are due from the buyer or buyers under the related Special Long Term Sales Contract, which shall provide for the trustee thereunder to receive amounts payable under such Special Long Term Sales Contract and any relevant Related Amounts and provide that, upon notice from Pertamina as provided in section 1.18 hereof, amounts of Third Contingent Support held pursuant thereto shall be payable to the Borrower under the Trust Agreement.

     "Special Spot Contingent Support Accounts" has the meaning set forth in Article 1 of the Bontang Excess Sales Trust
Agreement.

     "Special Spot Sales" means Spot Sales, the proceeds of which are payable at any time during any Second Contingent Support
Period.

     "Spot Sale" means any sale made by Pertamina of a single cargo of LNG to be supplied from the Bontang Plant. Spot Sales do not include any sales under the LNG Sales Contract, the Chubu Sales Contract, the Korean Quantities Agreement, the Korean Sales Contract, the 1981 LNG Sales Contract, the 1973 LNG Sales Contract, any Long Term Sales Contract or the Invoice Settlement Agreements.

     "Start-up" means the first date on which the Buyer is able to receive and Pertamina is able to deliver LNG at the Receiving Facilities on a continuing basis so as to be in a position to perform their respective obligations to purchase and receive and to sell and deliver LNG under the LNG Sales Contract.

     "Subordinated Indebtedness" has the meaning set forth in
Section 6.4 hereof.

     "Supply Agreements" means:

     (i) Supply Agreement for Badak III LNG Sales Contract, dated October 19, 1987, by and between Pertamina, on the one hand, and Total Indonesie and Indonesia Petroleum,
Ltd., on the other hand, as heretofore and hereafter amended;

     (ii) Badak III LNG Sales Contract Supply Agreement, dated October 19, 1987, by and between Pertamina, on the one hand, and Roy M. Huffington, Inc., Huffington Corporation, Virginia International Company, Virginia Indonesia Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited and Universe Tankships, Inc., on the other hand, as heretofore and hereafter amended; and

     (iii)     Supply Agreement for Badak III Sales Contract
(Attaka Field), dated October 19, 1987, by and between Pertamina, on the one hand, and Unocal Indonesia, Ltd. and Indonesia
Petroleum, Ltd., on the other hand, as heretofore and hereafter amended.

     "Taxes" means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatsoever nature, that may now or hereafter be imposed or asserted by any jurisdiction or any political subdivision thereof or any taxing authority therein and all interest, penalties or similar liabilities with respect thereto.

     "Third Contingent Support" means amounts from time to time held under all Special Long Term Sales Trust Agreements, which amounts, with respect to each Special Long Term Sales Trust Agreement, are such percentage of (i) the gross invoice amount payable under the Special Long Term Sales Contract to which such Special Long Term Sales Trust Agreement relates, on a cargo by cargo basis, and received by the trustee under such Special Long Term Sales Trust Agreement, less any relevant Permitted Amounts plus (ii) any relevant Related Amounts, as shall result in an initial Debt Coverage Ratio of 200% as of the date on which the first payments are due from the buyer or buyers under such Special Long Term Sales Contract, or if such percentage of such amounts would exceed 100%, then (x) 100% of the amount payable, on a cargo by cargo basis, and received by such trustee, less any relevant Permitted Amounts plus (y) any relevant Related Amounts.

     "Third Contingent Support Period" means each of (i) if Start-up does not occur on or before September 30, 1991, the period commencing on October 1, 1991 and ending on the date of Start-up, (ii) if the LNG Sales Contract is terminated or repudiated (whether by notice or in fact) by the Buyer, the period after such termination or repudiation and (iii) if any Event of Force Majeure under Section 15.1 of the LNG Sales Contract excuses performance by the Buyer thereunder for 42 consecutive months, the period commencing at the end of such 42-month period and continuing for so long as such performance by the Buyer is excused as a result of such Event of Force Majeure.

     "Train E" means the additional gas liquefaction and processing facility known as Train E and facilities related to or used in connection therewith, to be completed in accordance with the Development Plan.

     "Tranche" means Tranche A or Tranche B and "Tranches" means
Tranche A and Tranche B.

     "Tranche A" means Advances of the Tranche A Lender in an aggregate maximum principal amount not exceeding $189,600,000.00.

     "Tranche A Lender" means Train-E Finance Co., Ltd. and its successors and assigns hereunder.

     "Tranche A Note" has the meaning set forth in Section 2.9 hereof.

     "Tranche B" means Advances of the Tranche B Lenders in an aggregate maximum principal amount not exceeding $126,400,000.00.

     "Tranche B Lender" means each of the banks and other financial institutions named under the caption "Tranche B
Lenders" on the signature pages hereof and their respective successors and assigns.

     "Tranche B Note" has the meaning set forth in Section 2.9 hereof.

     "Transportation Agreement" means the LNG Vessel Time Charter
Party Badak III (New Build) Hull No. 2011 dated as of May 1, 1987 among Cometco Shipping Inc., PT Humpuss and Pertamina, as heretofore and hereafter amended.

     "Trust Agreement" means the Bontang III Trustee and Paying
Agent Agreement among Continental Bank International, as Trustee, and the Producers, dated as of the date hereof, as hereafter amended.

SECTION 2.  THE ADVANCES

     2.1 The Commitments. Upon the terms and subject to the conditions set forth in this Agreement, the Tranche A Lender agrees to make Advances to the Borrower of Tranche A, and each Tranche B Lender severally, and not jointly or jointly and severally, agrees to make Advances to the Borrower of Tranche B, in each case in Dollars through its Lending Office. The Advances shall be made by each Lender on the Borrowing Dates and in the amounts provided for in Section 2.2 hereof, but in no event in an amount that exceeds the aggregate amount of its Commitment; provided that such Commitment has not theretofore been terminated or canceled pursuant to Section 3.4(a) hereof or Section 3.7 hereof or otherwise.

     2.2  Manner of Borrowing.

          (a) The Borrower shall give to each of the Tranche A Lender and the Agent, in each case not later than noon, New York time, on or prior to the eleventh Business Day preceding each Borrowing Date, a Notice of Borrowing, in writing or by telex, which shall be in accordance with the Drawdown Schedule; provided that notice to the Tranche A Lender with respect to each Borrowing Date shall be deemed timely if received by the Tranche A Lender not later than noon Tokyo time on the date ten Business Days preceding such Borrowing Date. The amount to be drawn down on any Borrowing Date shall be $1,000,000.00 or an integral multiple thereof. The total amount to be drawn down on any Borrowing Date shall be apportioned 60% to the Tranche A Lender and 40% to the Tranche B Lenders, and the amount apportioned to the Tranche B Lenders shall be apportioned by the Agent on a pro rata basis among the outstanding Commitments of the Tranche B Lenders. A Notice of Borrowing, once received by the Tranche A Lender and the Agent, shall not be revocable by the Borrower.

          (b) On or prior to the last day of the Availability Period, the Borrower shall have the right to elect to borrow from the Lenders on each relevant Borrowing Date, in addition to the amounts set forth on the Drawdown Schedule, an amount equal to
(i) the amount of interest, fees, expenses, taxes and other amounts payable by the Borrower pursuant to Sections 2.3, 2.7, 2.8, 3.3, 3.4(b) and 10.6 hereof, plus (ii) the difference between such amount and the next highest amount that is $1,000,000.00 or an integral multiple thereof. Such election shall be exercised by including the amount to be borrowed in the Notice of Borrowing given pursuant to Section 2.2(a) hereof. The amount of such Borrowings shall thereafter be added to the outstanding principal of the Advances and shall bear interest as specified in Sections 2.3, 2.4, 2.5, 2.6 and 2.7 hereof. Except as provided in Section 3.7 hereof, no changes to the Drawdown Schedule will be permitted, except changes that (i) are requested in a written notice delivered to both the Tranche A Lender and the Agent seeking an alteration of $1,000,000.00 or an integral multiple of $1,000,000.00 in the Drawdown Schedule, (ii) do not increase the amount of the Commitments and (iii) are approved in writing by the Tranche A Lender (and notified to the Borrower and the Agent). If the Commitments shall be canceled in part, or other such changes to the Drawdown Schedule are made, the Tranche A Lender and the Agent shall promptly deliver to the Borrower a revised Drawdown Schedule appropriately reflecting such changes. The Borrower shall promptly deliver to the Tranche A Lender and the Agent pursuant to Section 3.3(f) of the Trust Agreement a notice either confirming that it agrees with the revised Drawdown Schedule or indicating that it does not agree and specifying the reasons therefor. Upon confirmation by the Borrower that it agrees with the revised Drawdown Schedule, such revised Drawdown Schedule shall be effective.

          (c) With respect to each Notice of Borrowing received by the Tranche A Lender, upon and subject to the terms and conditions of this Agreement, before 1:00 p.m. New York time on the Borrowing Date identified therein the Tranche A Lender shall make available in Dollars to the Borrower to the account in New York City specified with respect to Tranche A in such Notice of Borrowing on such Borrowing Date the amount of funds requested of the Tranche A Lender by the Borrower in such Notice of Borrowing in same day settlement funds by credit of Federal or other immediately available funds.

          (d) Upon receipt of a Notice of Borrowing, the Agent shall forthwith notify each Tranche B Lender of the Borrowing Date identified therein. Before 11:00 a.m. New York time on such Borrowing Date each Tranche B Lender will make available in Dollars the amount of such Tranche B Lender's Advance to be made on such Borrowing Date in same day settlement funds by credit of Federal or other immediately available funds satisfactory to the Agent to the account of the Agent (account no. 631-21-359) at Morgan Guaranty Trust Company of New York located at 23 Wall Street, New York, New York 10005, U.S.A. for the account of the Borrower or at such other office or bank in New York, New York or elsewhere as the Agent may from time to time designate by telex (to be confirmed by letter) to the Tranche B Lenders. Upon and subject to the terms and conditions of this Agreement, before 1:00 p.m. New York time on such Borrowing Date the Agent shall make available to the Borrower to the account in New York City as shall have been specified with respect to Tranche B by the Borrower in such Notice of Borrowing on such Borrowing Date the funds made available to the Agent pursuant to the next preceding sentence in the same funds as received by the Agent.

          (e) The failure of a Lender to make an Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance hereunder on such date, and no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender on the date specified therefor. Unless the Agent shall have been notified by a Tranche B Lender prior to a Borrowing Date (which notice shall be effective only upon receipt) that such Tranche B Lender does not intend to make available to it such Tranche B Lender's Advance with respect to Tranche B to be made on such date, the Agent may assume that such Tranche B Lender has made such Tranche B Lender's Advance available to it on such date, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If the Tranche B Lender's Advance is not in fact made available to the Agent by such Tranche B Lender, the Agent shall be entitled to recover such amount either on demand from such Tranche B Lender or on demand and in accordance with the provisions of Section 3.9 hereof from the Borrower together with interest thereon at a rate per annum representing the interest cost to the Agent (as determined by the Agent using reasonable efforts to minimize such cost) of funding the amount in question until reimbursement thereof to the Agent; provided that to the extent such amount is recovered from the Borrower, interest paid thereon by the Borrower shall not exceed the rate or rates per annum then applicable to the Advances made with respect to Tranche B.

     2.3 Interest. The Borrower shall pay interest on the unpaid principal amount of all Advances outstanding from time to time at the applicable interest rates determined in accordance with Section 2.5 or 2.6 hereof, as the case may be, with respect to each Interest Period. Such interest payable with respect to each Interest Period shall be paid on the Interest Payment Date at the end of such Interest Period. Interest on the Advances shall be calculated from and including the relevant Borrowing Date up to but not including the date of actual repayment and shall be computed on the basis of a year of 365 days with respect to Tranche A (other than any Overdue Tranche A Amounts and any Deferred Portion thereof) and a year of 360 days with respect to Tranche B (including any Deferred Portion thereof), any Deferred Portion of Tranche A and any Overdue Tranche A Amounts, and shall be payable in each case for the actual number of days elapsed.

     2.4 Election of Interest Periods for Tranche B. The Borrower shall have the option to elect an Interest Period of three months or six months to apply to the entire amount of the Borrowings outstanding with respect to Tranche B for which an Interest Period is then to be determined, except (i) for the initial Interest Period referred to in clause (i) of the definition of Interest Period; (ii) for each other Interest Period during the Availability Period, each of which shall be a three-month Interest Period; (iii) with respect to any amounts of principal coming due in approximately three months, to which a three-month Interest Period shall apply as provided in clause
(iv) of the definition of Interest Period; and (iv) with respect to any Deferred Portion of such Tranche, to which a three-month Interest Period shall apply. Such option shall be exercised by delivery to the Agent of a written or telexed Notice of Interest Period and the Agent shall promptly notify the Tranche B Lenders of the Interest Period so elected. If a Notice of Interest Period in respect of any Interest Period is not received by the Agent at least five Business Days prior to the commencement of such Interest Period, the Borrower shall be deemed to have elected an Interest Period of three months' duration.

     2.5  Interest Rates.

          (a) The interest rate applicable to Tranche A (other than any Overdue Tranche A Amounts and any Deferred Portion of
Tranche A) for each Interest Period shall be 11-1/2% per annum.

          (b) On the date which is two days, during which banks are open for dealings in interbank Dollar deposits in London, prior to the commencement of each Interest Period, the Agent shall fix the interest rate for the Advances with respect to Tranche B and any Deferred Portion of Tranche A or Tranche B to be outstanding with respect to and during such Interest Period at the rate per annum equal to the sum of the Applicable Margin plus the London Interbank Offered Rate (the London Interbank Offered Rate is referred to as "LIBOR"). LIBOR for each such Interest Period shall be the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Reference Banks in the London interbank market as of approximately 11:00 a.m., London time, on such date for a period comparable to such Interest Period and in an amount approximately equal to one-third (1/3) of the aggregate amount of the Advances with respect to Tranche B and any Deferred Portion of Tranche A or Tranche B to be outstanding during such Interest Period. The Agent, whose determination shall be conclusive in the absence of manifest error, shall determine the interest rate on the above basis as soon as practicable thereafter, New York time. If for any reason no quotation is furnished by one or more of the Reference Banks to the Agent, the Agent shall determine such interest rate on the basis of the quotations furnished by the remaining Reference Banks or Reference Bank.

     2.6 Alternative Interest Rates. If, on any date on which an interest rate is to be fixed pursuant to Section 2.5(b) hereof, (i) none of the Reference Banks is able to furnish a quotation to the Agent for purposes of determining an interest rate pursuant to Section 2.5(b) hereof or (ii) the Agent is notified by all the Reference Banks that deposits in Dollars in an amount equal to the amount of the applicable Advances and any Deferred Portions, to which such Interest Period relates, during such Interest Period are not being offered to the Reference Banks in the London interbank market or (iii) the Agent is notified by the Majority Tranche B Lenders, or the Tranche A Lender with respect to any Deferred Portion of Tranche A with respect to which the Tranche A Lender's cost of funding includes costs associated with Reserves (as defined below), that the rates at which Dollar deposits are being offered to the Reference Banks in the London interbank market plus all costs associated with reserves, special deposits, deposit insurance or similar requirements to be maintained or paid in accordance with the regulations or other requirements of the Federal Reserve System, the Federal Deposit Insurance Corporation or any other department, agency or instrumentality of the United States of America or any state thereof (collectively, "Reserves") in effect on the date of this Agreement do not adequately reflect the cost to the relevant Lenders of making or maintaining for the next succeeding Interest Period their respective Advances with respect to Tranche B, any Deferred Portion of Tranche B and any Deferred Portion of Tranche A with respect to which the Tranche A Lender's cost of funding includes costs associated with Reserves, then the Agent shall promptly give notice of such fact to the Borrower and the relevant Lenders. During the 30 days next succeeding the giving of such notice, the Borrower and the relevant Lenders shall negotiate in good faith in order to arrive at a mutually satisfactory interest rate which shall be applicable to such Advances and Deferred Portions to be outstanding during such Interest Period instead of LIBOR. If within such 30-day period the Borrower and the relevant Lenders agree in writing upon an alternative interest rate, such rate shall be substituted for LIBOR and shall be effective with respect to the relevant amounts from the commencement of such Interest Period. The Borrower shall pay to the relevant Lenders interest on such Advances and Deferred Portions calculated based upon such alternative interest rate plus the Applicable Margin during such Interest Period. If the Borrower and the relevant Lenders fail to agree upon such an alternative interest rate within such 30-day period, the interest rate during such Interest Period, applicable to each relevant Tranche B Lender's Advance and each relevant Lender's Deferred Portion and effective from the commencement of such Interest Period shall be such rate as such Lender shall determine (in a certificate delivered by such Lender to the Agent setting forth the basis of the computation of such rate, which certificate shall in the absence of manifest error be conclusive and binding on the Borrower) to be necessary to compensate each such Lender for its actual out-of-pocket cost, and costs associated with such Reserves (determined in good faith using reasonable efforts to minimize the interest cost to the Borrower, rounded upward, if necessary, to the nearest 1/16 of 1% and disregarding for such purposes all costs of Reserves in effect on the date of this Agreement), as of the commencement of such Interest Period, of funds for such Interest Period in an amount equal to the aggregate principal amount of each relevant Tranche B Lender's Advances and each relevant Lender's Deferred Portion to which such Interest Period relates plus the Applicable Margin. The Agent shall notify the Borrower of such determination as promptly as practicable. After the Agent shall have notified the Borrower of such determination and during the period such interest rate continues to be applicable, the Borrower may elect to prepay any one or more of the relevant Tranche B Notes or the Deferred Portion of the Tranche A Note without premium or penalty (except as provided in Sections 2.7(c) hereof) in accordance with the provisions of Section 3.5 hereof.

     2.7  Interest Rate on Overdue Amounts; Other Indemnities.

          (a) The Borrower shall pay interest on overdue principal of the Tranche A Note or any Tranche B Note and, so far as may be lawful, on any other overdue amount owing pursuant to this Agreement, the Notes and the Letter Agreement, from and including, the date the payment thereof was due to, but not including, the day of actual payment, at a rate per annum which shall be 2% over the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the respective rates at which deposits in Dollars with maturities of longer than six days and shorter than six months, as the Agent may elect, are offered to each of the Reference Banks in the London interbank market as of approximately 11:00 a.m., London time, on the day such rate of interest is determined in an amount equal to the aggregate amount of such overdue payment due to the Lenders. If for any of the reasons specified in clauses (i), (ii) or (iii) of Section 2.6 hereof an alternative interest rate would be determined pursuant thereto, then such alternative interest rate shall be determined and the Borrower shall pay to the relevant Lenders interest on such overdue principal or other amounts at a rate per annum that shall be 2% over such alternative interest rate without the addition of the Applicable Margin.

          (b) To the extent permitted by applicable law, without prejudice to the other rights of the Tranche A Lender under Sections 2.7(a), 2.7(c) and 10.6(b) hereof, the Borrower shall promptly pay to the Tranche A Lender in the event of any prepayment of any Advance, or any Event of Default resulting in acceleration, an amount in each case calculated in accordance with the following formula:

     The amount due from the Borrower shall be X.

     X =  X1 + the Dollar equivalent determined by the

          Tranche A Lender of X2

     X1 = NPV1 of     E  (P1 x 1/4 x e1)
     X2 = NPV2 of     E  (P2 x 1/4 x e2)

NPV1 means     the net present value determined by the Tranche A
               Lender by discounting the relevant amount of interest for the periods from and including the date of prepayment or acceleration, as the case may be, to the date the relevant amount of interest was originally scheduled to be due pursuant to this Agreement (the "Periods"), utilizing a discount rate per annum equal to the effective yield to maturity on United States
               Treasury securities purchasable on the date of prepayment or acceleration, as the case may be, and with maturities comparable to the relevant
               Periods (but adjusting such yield from a semi-annual to a quarterly basis) (such yield so determined = a%).

P1 means each portion of the amount prepaid or accelerated, as the case may be, which would have been outstanding during the relevant Period had no such prepayment or acceleration occurred.

e1 means the excess of 11-1/2% over a% (other than those intended to be covered by the provisions of Section
          2.7(b) hereof).

NPV2 means     the net present value determined by the Tranche A
               Lender by discounting the relevant amounts of interest for the relevant Periods, utilizing a discount rate per annum equal to the effective yield to maturity on Japanese government bonds purchasable on the date of prepayment or acceleration, as the case may be, and with maturities comparable to the relevant Periods (but adjusting such yield to a quarterly basis).

P2 means  an amount in Japanese yen determined by the Tranche A
          Lender to be equivalent to P1 and calculated using the weighted average rates of exchange used for conversion of Japanese yen into Dollars for each Advance.

e2 means  the excess of b% over 4.6%.

b% means the Japanese long term prime rate per annum prevailing on the date of prepayment or acceleration, as the case may be, plus 0.5%.

          (c) To the extent permitted by applicable law, without prejudice to the other rights of the Lenders under Sections 2.7(a), 2.7(b) and 10.6(b) hereof, the Borrower shall indemnify, without duplication, each such Lender against, hold each such Lender harmless from and promptly pay to the Tranche A Lender or the Agent on behalf of each Tranche B Lender, as the case may be, all out-of-pocket costs, losses (excluding loss of profit) or expenses which each such Lender may sustain or incur (other than the items to be indemnified for as contemplated by the provisions of Section 2.7(b) hereof) as a consequence of (i) any prepayment of any Advance with respect to Tranche B (including any Deferred Portion thereof) or any Deferred Portion of Tranche A or (ii) the failure by the Borrower to pay when due the principal of or interest on any Note or any other amount payable under this Agreement or the Letter Agreement, including but not limited to funding costs and any amounts payable by such Lender in order to maintain its Advances with respect to Tranche B (including any Deferred Portion thereof), and any Deferred Portion of Tranche A (until the end of the relevant Interest Period in the event of prepayment or until payment of all amounts then due by acceleration or otherwise in the event of a failure to pay), but excluding any such costs, losses or expenses resulting from prepayment on an Interest Payment Date of amounts for which an Interest Period ends on such Interest Payment Date as permitted in accordance with Section 3.6 hereof. In each case involving a prepayment (other than a prepayment under Section 3.6 hereof for which no costs, losses or expenses are payable), each Lender shall act in good faith and use reasonable efforts to minimize the costs, losses and expenses payable by the Borrower hereunder.

          (d) A certificate of any Lender setting forth in reasonable detail the basis for the determination of the amounts necessary to indemnify such Lender pursuant to Section 2.7(b) or
(c) shall be conclusive as to the determination of such amounts in the absence of manifest error.

     2.8  Fees.

          (a) The Borrower hereby agrees to pay a non-refundable management fee in the amount specified in and otherwise in accordance with the letter agreement between the Borrower and the Lead Managers of even date herewith (the "Management Fee Letter
Agreement"). The allocation of such fee shall not be the responsibility of the Borrower or the Producers.

          (b) The Borrower hereby agrees to pay a non-refundable agency fee in the amount specified in and otherwise in accordance with the agency fee letter agreement between the Borrower and the Agent of even date herewith (the "Agency Fee Letter Agreement" and, collectively with the Management Fee Letter Agreement, the "Letter Agreement").

          (c) The Borrower agrees to pay to the Agent for the account of each Tranche B Lender a commitment fee at the rate of 1/4 of 1% per annum on the daily undrawn amount of such Tranche B Lender's Commitment during the period from and including the Effective Date to and including the last day of the Availability Period. Such fee will be calculated on an estimated basis on the first day of each Interest Period in accordance with the undrawn amount of such Tranche B Lender's Commitment on that day and amounts in respect thereof shall be accumulated for payment and paid in accordance with Sections 3.2 and 3.3 of the Trust Agreement, subject to adjustment when any Advance is made hereunder. Such commitment fee shall be calculated on the basis of the actual number of days elapsed and a 360-day year and shall be paid, in accordance with Section 3.2 hereof, initially on the first March 31, June 30, September 30 or December 31 to occur within three months after the Effective Date and thereafter quarterly in arrears, with the final payment on the Interest Payment Date on or immediately following the last day of the Availability Period.

     2.9 The Notes. The Tranche A Lender's Advances shall be evidenced by a single promissory note of the Borrower (the "Tranche A Note"), substantially in the form of Exhibit C-1 hereto, and each Tranche B Lender's Advances shall be evidenced by a single promissory note of the Borrower (a "Tranche B Note"), substantially in the form of Exhibit C-2 hereto, each payable to the order of such Lender for the account of its Lending Office in an amount equal to such Lender's Commitment or, if less, the aggregate unpaid principal amount of such Lender's Advances.
Each Note shall be dated the date of its delivery pursuant to
Section 5.1 hereof, shall have the blanks therein appropriately completed, and shall bear interest as specified in Sections 2.3, 2.4, 2.5, 2.6 and 2.7 hereof. Each Lender shall, and is hereby irrevocably authorized by the Borrower to, endorse on the schedule attached to its Note or on a continuation of such schedule attached to and made a part of such Note an appropriate notation evidencing the date and amount of each Advance made by such Lender and the date and amount of each payment, prepayment or deferral of principal made by the Borrower with respect thereto. The failure so to record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any of the Notes to repay the principal amount of all Advances thereunder together with all interest accruing thereon.

     2.10 Repayment on Maturity Dates; Deferral.

          (a) Subject to Section 2.10(b), on each Maturity Date the Borrower shall repay with respect to each Tranche, as provided in Section 3.1 hereof, an amount of principal equal to the percentage of the principal amount of such Tranche outstanding at the end of the Availability Period set forth immediately below; provided that on the Final Maturity Date the Borrower shall repay in full the amount of the aggregate Advances of both Tranches then outstanding.

                         Percentage of
Maturity Date            Advance Payable

1st to 14th                   2.0% each
15th to 26th                  2.5% each
27th to 40th                  3.0% each

          (b) If after application of amounts to the payment of interest and other amounts payable with respect to both Trenches on any Maturity Date other than the Final Maturity Date, the aggregate of the amounts held in the Debt Service Account and the Reserve Account will be insufficient on such Maturity Date to pay all or a portion of the principal payable on such Maturity Date with respect to both Tranches, then the Borrower may elect (by giving not later than noon New York time on or prior to the seventh Business Day preceding such Maturity Date a Notice of Deferral to the Tranche A Lender and the Agent, who shall promptly notify the Tranche B Lenders thereof; provided that notice to the Tranche A Lender with respect to such Maturity Date shall be deemed timely if received by the Tranche A Lender not later than noon Tokyo time on the date six Business Days preceding such Maturity Date) to defer to the next succeeding Maturity Date payment of the amount of principal for which such funds will be insufficient (pro rata for the account of each Lender to the unpaid principal amount of the Notes) (such amount referred to as the "Deferred Portion"), subject to the following being true on the Maturity Date on which such insufficiency exists:

          (i) The Borrower shall not have previously deferred payments of any principal in accordance with this Section 2.10(b) either (x) on the four consecutive Maturity Dates immediately preceding such Maturity Date or (y) on a total of 15 previous Maturity Dates, whether or not consecutive;

          (ii) The LNG Sales Contract shall be in full force and effect;

          (iii)     No material breach or default under the LNG
Sales Contract shall exist and no notice of incipient material breach or default shall have been given by either party thereto;

          (iv) No authorization or approval required for the continued validity and enforceability of the LNG Sales Contract shall have been revoked or suspended; and

          (v) No Event of Default shall have occurred and be continuing or would occur with the giving of notice or the lapse of time.

     2.11 Notices. The Tranche A Lender or the Agent, as appropriate with respect to the Tranche A Note and the Tranche B Notes, respectively, shall promptly give the Borrower, and the Agent shall promptly give the Tranche A Lender or the Tranche B Lenders or each of them, as appropriate, with respect to their Notes (i) notice of each interest rate (or interest rates) determined pursuant to Sections 2.5, 2.6 or 2.7 hereof, the date of each of the next Interest Payment Dates with respect to which the interest payable is then calculable, the date of the next Maturity Date and the amount of principal interest on the relevant Tranche, as the case may be, the amount of commitment fees estimated in accordance with Section 2.8(c) hereof to be paid to the Tranche B Lenders on each of such dates and the amount of the fee referred to in Section 2.8(b) hereof, (ii) as otherwise provided in this Agreement, notice of other relevant amounts due and payable hereunder, and (iii) the notices to the Borrower by the Tranche A Lender or the Agent or both that
Section 3.2(b) of the Trust Agreement requires this Agreement to provide for. The Tranche A Lender or the Agent, as appropriate, shall provide the foregoing information to the Borrower at the time and in the manner specified in Section 3.2(b) of the Trust Agreement; provided that no failure or delay in the giving of such notice shall discharge or excuse the Borrower from or permit the Borrower to delay making any payment hereunder.

SECTION 3.  PAYMENTS

     3.1  Allocation of Amounts; Substitute Payment.

          (a) Unless otherwise provided in this Agreement, all payments by the Borrower to the Tranche A Lender and the Agent for the account of the Tranche B Lenders shall be allocated as provided for in Section 3.3 of the Trust Agreement. All payments by the Borrower of commitment fees shall be made to the Agent for the account of the Tranche B Lenders, pro rata to their respective Commitments. All payments referred to in this Section
3.1 which are received by the Agent in the manner provided in
Section 3.2 hereof shall be deemed to have been made to the Tranche B Lenders, and such payments to the Agent shall discharge the Borrower from any further liability to make such payments to such Tranche B Lenders.

          (b) Notwithstanding anything to the contrary contained in this Agreement or in any Note, but subject always to the provisions of Section 9 hereof, if the Agent shall have notified the Borrower that it shall have become unlawful or, in the opinion of the Agent, impracticable for any payment to be made as aforesaid, the Borrower shall pay to each Tranche B Lender for its own account in such funds as are required by Section 3.2 hereof or in such other manner as may be agreed between the Borrower and the relevant Tranche B Lender and to such account as may be specified by the relevant Tranche B Lender to the Borrower, the amount of the relevant Tranche B Lender's portion of the payment in question. Each such Tranche B Lender shall keep the Agent fully informed as to all amounts received by it and as to all agreements made between it and the Borrower as referred to above.

     3.2  Funds of Payment.

          (a) Each payment made by the Borrower under this Agreement with respect to Tranche A or under the Tranche A Note shall be made in Dollars and in same day settlement funds by credit of Federal or other immediately available funds satisfactory to the Tranche A Lender (or such funds as may from time to time be customary for the settlement in New York City of international banking transactions in Dollars) not later than 10:00 a.m. Tokyo time on the Japanese Business Day immediately following the day on which such payment is due to, as applicable, the account of the Tranche A Lender in Tokyo, Japan (Account No. 228-02-01-041735005) at The Industrial Bank of Japan, Limited, Head Office, or to such other account of the Tranche A Lender in Tokyo, Japan as the Tranche A Lender may at any time or from time to time designate by written notice to the Borrower, and payment in such manner shall fully discharge the Borrower's obligations with respect to the amount paid.

          (b) Each payment made by the Borrower under this Agreement with respect to Tranche B, the Tranche B Notes and the Letter Agreement shall be made in Dollars and in same day settlement funds by credit of Federal or other immediately available funds satisfactory to the Agent (or such funds as may from time to time be customary for the settlement in New York City of transactions in Dollars) not later than 11:00 a.m. New York time on the Business Day on which such payment is due by credit to the account of the Agent (Account No. 631-21-359) at Morgan Guaranty Trust Company of New York, 23 Wall Street, New York, New York 10005 U.S.A. or to such other account of the Agent as the Agent may at any time or from time to time designate by written notice to the Borrower. The Agent will promptly cause each such payment received by it to be distributed to each Tranche B Lender (in each case for the account of such Tranche B Lender's Lending Office) in like funds with respect to each payment received by such Agent for the account of such Tranche B Lenders or the holders of the Tranche B Notes.

     (c) Whenever any payment hereunder or under any Note falls due on a day which is not a Business Day, the due date for such payment shall be advanced to the next succeeding Business Day, unless the next succeeding Business Day falls in another calendar month, in which case such payment shall be advanced to the immediately preceding Business Day.

     3.3 Set-Off, Counterclaim and Taxes. The Borrower will (i) pay all amounts of principal of and interest on the Notes and all other amounts payable under this Agreement, the Notes and the Letter Agreement ("Payments") without set-off or counterclaim, and, to the extent permitted by law, free and clear of, and without deduction or withholding for or on account of, any Taxes, and (ii) pay to, indemnify for and hold each of the Lenders harmless from and against any Taxes which are stamp or like taxes imposed directly or indirectly with respect to the preparation, execution, delivery, registration, filing or recording of this Agreement, the Notes, the Producers Agreement, the Trust Agreement, the Letter Agreement or any document connected herewith or therewith and any Taxes which are imposed directly or indirectly on any Lender or the Agent, with respect to this Agreement, the Notes, the Producers Agreement, the Trust Agreement, the Letter Agreement, any document connected herewith or therewith or the transactions contemplated by any of the foregoing documents or any Payments. Notwithstanding the foregoing, the provisions of the first sentence of this Section
3.3 shall not require the Borrower to pay any Excluded Taxes. If any Taxes (other than Excluded Taxes) are required by law to be deducted or withheld from any Payment, the Borrower will increase the amount of such Payment to the Tranche A Lender or the Agent or both, and the Tranche B Lenders through the Agent, to the extent necessary in order that the net amount received by the Tranche A Lender and Agent, and the Tranche B Lenders through the Agent, after deduction of all Taxes required to be deducted or withheld with respect to such Payment as so increased and any other Taxes payable by the Lenders with respect to the amount of such increase, will equal the full amount of the Payment due and payable to the relevant Lender or Lenders. The Borrower will furnish to each Lender, in such number of copies as such Lender shall request, certified copies of tax receipts or other appropriate evidence of payment, satisfactory to such Lender, evidencing the payment of all Taxes levied or imposed upon any Payment within 45 days after the date any such payment is due pursuant to applicable law. If any Taxes (other than Excluded Taxes) are imposed on or with respect to any Payment or are required to be paid by the Tranche A Lender, the Agent or any Tranche B Lender on or with respect to any Payment or in connection with this Agreement or the Notes, the Borrower will pay or otherwise indemnify and hold the Tranche A Lender, the Agent and each Tranche B Lender harmless from any such Taxes or will reimburse to the Tranche A Lender, the Agent and each Tranche B Lender on demand, subject to the provisions of Section
3.9 hereof, such amounts as may be necessary in order that the net amount received by the Tranche A Lender, the Agent and each Tranche B Lender pursuant to such indemnity or reimbursement, after deduction of all Taxes required to be deducted, withheld or otherwise paid by the Tranche A Lender, the Agent and the Tranche B Lenders with respect to such amount, shall equal the amount of such Taxes so imposed or otherwise subject to indemnity and reimbursement.

     If a Lender shall receive a refund of any Taxes paid by the Borrower pursuant to this Section 3.3 by reason of the fact that such Taxes were not correctly or legally asserted, the Lender shall within 45 days after receipt of such refund pay to the Borrower the amount of such refund, as determined solely by the Lender; provided, however, that in no event shall the amount paid by the Lender to the Borrower pursuant to this sentence exceed the amount of Taxes originally paid by the Borrower; and further provided that no Lender shall have any obligation under this Agreement to claim or otherwise seek to obtain any such refund.

     3.4  Change of Law.

          (a) Notwithstanding any other provision in this Agreement to the contrary, if any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Tranche B Lender (or its Lending Office) with any new request, interpretation or directive of any relevant central bank or other governmental authority, shall make it unlawful for any Tranche B Lender (or its Lending Office) to (i) maintain its Commitment, then such Commitment of such Tranche B Lender shall thereupon terminate, or (ii) maintain or fund its Advances, then such Commitment of such Tranche B Lender shall thereupon terminate, and the principal amount of such Tranche B Lender's Note then outstanding shall be repaid, together with interest accrued thereon and any other amounts payable to such Tranche B Lender under this Agreement, such Tranche B Lender's Note or the Letter Agreement, commencing immediately as an accelerated mandatory prepayment in accordance with Sections 3.2 and 3.3 of the Trust Agreement; provided, however, that all such amounts shall be paid on or prior to the Final Maturity Date. Upon the occurrence of any such change or request making it unlawful for a Tranche B Lender to maintain its Commitment as aforesaid, such Tranche B Lender shall promptly forward to the Agent in writing, and the Agent shall promptly forward to the Borrower, evidence certified by such Tranche B Lender as to such change or request.

          (b) If any change in any applicable law, rule or regulation or in the interpretation or administration thereof, or compliance, by any Tranche B Lender or by the Tranche A Lender with respect to any Deferred Portion or any Overdue Tranche A Amounts, with any new request (whether or not having the force of law) of any relevant central bank or other governmental authority, shall change the basis of taxation of payments to any such Lender (or its Lending Office) of the principal of or interest on any of the Notes or any other amounts payable under this Agreement or the Letter Agreement (except for Excluded Taxes) or shall impose, modify or deem applicable any similar new requirement in respect of Reserves against assets of, deposits with or for the account of, or credit extended by, or the Commitment of, any such Lender (or its Lending Office) (except for Reserves in effect on the date of this Agreement), or shall impose on any such Lender (or its Lending Office) or the London interbank market any other new condition directly affecting this Agreement, any of the Notes, the Letter Agreement or the Advances and the result of any of the foregoing is to increase the cost to any Tranche B Lender of maintaining its Commitment or making or maintaining its Advances, to increase the cost to the Tranche A Lender of maintaining any Deferred Portion of its Advances or any Overdue Tranche A Amounts, or to reduce the amount of any such amount received or receivable by any such Lender (or its Lending Office) hereunder, by an amount deemed by such Lender to be material, then the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such additional cost or reduction. Such additional amount or amounts shall, subject to Section 3.9 hereof, be paid on the Interest Payment Date for the Interest Period to which such costs relate. Each Lender agrees that it will promptly notify the Borrower of any event which will entitle such Lender to an additional amount pursuant to this Section 3.4(b). A certificate of such Lender setting forth the basis in reasonable detail for the determination of such additional amount necessary to compensate such Lender as aforesaid shall be conclusive as to the determination of such amount in the absence of manifest error. After the receipt of any notice from any Lender indicating that such Lender is entitled to an additional amount pursuant to this
Section 3.4(b), the Borrower may elect to prepay the relevant Tranche B Note of such Lender or the Deferred Portion of the Tranche A Note without premium or penalty (except as provided in Section 2.7(c) hereof) in accordance with the provisions of
Section 3.5 hereof; provided that any such prepayment may be made only if the amounts set forth in the certificate described in the preceding sentence are paid by the Borrower prior to or simultaneously with such prepayment.

          (c) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.4(a) or (b) hereof with respect to such Lender, it will, if requested by the Borrower, and in consultation with the Agent, use reasonable efforts to designate another Lending Office for its Commitment or its Advances; provided that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of Section 3.4(a) or (b) hereof. Nothing in this Section 3.4(c) shall affect or postpone any of the obligations of the Borrower or the rights of the Lenders provided in Section 3.4(a) or (b) hereof.

     3.5 Certain Prepayments. Whenever the Borrower has elected to prepay any relevant Note or Notes or any Deferred Portion thereof pursuant to Section 2.6 or 3.4(b) hereof, the Borrower shall give the Tranche A Lender and the Agent notice of such prepayment at least five Business Days in advance thereof (provided that such notice to the Tranche A Lender shall be deemed timely if received by the Tranche A Lender in Tokyo at least four Business Days in advance thereof), and on the date specified in such notice (which shall be a Business Day and a single date) the principal then outstanding of the affected Note or Notes (or, in the case of the Tranche A Note, only the Deferred Portion thereof) shall be repaid in full, together with interest accrued thereon and, to the extent then ascertainable, any other amount (other than non-deferred principal of the Tranche A Note) payable under this Agreement to the Lender or Lenders holding such Note or Notes. Any notice of prepayment under this Section 3.5 hereof shall be irrevocable.

     3.6 Other Prepayments. Subject to the prior written consent of the Tranche A Lender, the Borrower may, upon not less than eleven Business Days' irrevocable prior notice to the Tranche A Lender and the Agent (provided that such notice to the Tranche A Lender shall be deemed timely if received by the Tranche A Lender in Tokyo at least ten Business Days prior to prepayment), prepay the Notes in whole or in part on a pro rata basis (based on outstanding principal amount) on any Interest Payment Date for the Notes being prepaid, and if in part in an amount which is equal to $1,000,000.00 or an integral multiple of $1,000,000.00. Whenever the Borrower seeks such consent, the Borrower shall give the Agent written notice thereof at the same time it gives notice to the Tranche A Lender with respect thereto. Each partial prepayment of any Notes made pursuant to this Section 3.6 shall be applied to the installments of principal due thereunder in the inverse order of maturity.
Except as provided in Sections 2.7(b) and (c) hereof, such prepayments shall be without premium or penalty; provided that the right to prepay without premium or penalty shall not apply to any amounts declared forthwith due and payable in accordance with
Section 7 hereof.  All prepayments permitted pursuant to this
Section 3.6 shall be made together with payment of accrued interest on the principal amount prepaid, and, to the extent then ascertainable, any other amount payable under this Agreement or the Notes.

     3.7 Cancellation of Commitments. The Borrower may without premium or penalty (a) upon not less than 30 days' irrevocable prior notice to the Tranche A Lender and the Agent, cancel the Commitments of the Lenders in whole or in part, and if in part in an aggregate amount of $1,000,000.00 or an integral multiple of $1,000,000.00, by reducing amounts to be drawn down pursuant to the Drawdown Schedule in inverse order, all such cancellations to be on a pro rata basis as among the Lenders based on their respective Commitments, or (b) upon not less than five Business Days' irrevocable prior notice to the Agent, cancel the Commitment of any Lender whose Note is prepaid in accordance with the provisions of Section 3.5 hereof.

     3.8 No Reborrowing. The Commitments are not revolving in nature, and no amount repaid or prepaid under this Agreement may be reborrowed hereunder.

     3.9 Payments to be Made at End of Interest Period. Except for amounts owing pursuant to Sections 3.4(a), 7 and 10.6 hereof which become payable as provided in such Sections, and notwithstanding any provision of any Section other than Sections 3.4(a), 7 and 10.6 hereof to the contrary, in view of the nature of the Borrower and the nature of the Source of Debt Service and Contingent Support from which payments hereunder will be made, all amounts becoming payable hereunder, which would otherwise be due on a date which does not fall on an Interest Payment Date instead shall be due on the Interest Payment Date next to occur thereafter and prior to which the Borrower is notified that such amount is payable, subject in each such case to the relevant provisions of Sections 3.2 and 3.3 of the Trust Agreement; provided, however, that all amounts due and payable under this Agreement and the Notes shall be paid on or prior to the Final Maturity Date.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     The Borrower and, only to the extent expressly stated to be in its individual capacity, Continental Bank International, represent and warrant to the Lenders that:

     4.1 Power and Authority. The Borrower has full power, authority and legal right to incur the Indebtedness and other obligations provided for in this Agreement, the Notes and the Letter Agreement, to execute and deliver this Agreement, the Notes, the Trust Agreement and the Letter Agreement and the other documents contemplated hereby or referred to herein to which the Borrower is a party, to borrow, pay and repay hereunder and under the Notes and the Letter Agreement and to perform and observe the terms and provisions hereof and thereof. Continental Bank International, in its individual capacity, is a banking corporation duly organized and validly existing in good standing under the laws of the United States of America and has the full power, authority and legal right to execute, deliver and perform this Agreement, the Notes, the Trust Agreement and the Letter Agreement as Trustee.

     4.2 Legal Action. All necessary legal action has been taken to authorize the Borrower (i) to execute and deliver this Agreement, the Notes, the Trust Agreement, the Letter Agreement and the other documents contemplated hereby or referred to herein to which the Borrower is a party, (ii) to borrow, pay and repay hereunder and under the Notes and the Letter Agreement and (iii) to perform and observe the terms and provisions of this Agreement, the Notes, the Trust Agreement and the Letter Agreement.

     4.3 Restrictions. There is no Legal Requirement and no contractual or other obligation binding on the Borrower or Continental Bank International in its individual capacity, that is or will be contravened (or, in the case of a contractual obligation, in respect of which a breach has occurred or will occur) by reason of the execution and delivery of this Agreement, the Notes, the Trust Agreement, the Letter Agreement or any of the other documents contemplated hereby or referred to herein to which the Borrower is a party, the making of Borrowings by the Borrower hereunder or the performance or observance by the Borrower of any of the terms or provisions hereof or thereof in each case in the manner contemplated hereby and thereby.

     4.4 Registration and Approvals. No registrations, declarations or filings with, or consents, licenses, approvals or authorizations of, any legislative body, governmental department or governmental authority necessary under any applicable laws are required of the Borrower or Continental Bank International in its individual capacity for the due execution and delivery by the Borrower, or for the performance by the Borrower, of this Agreement, the Notes, the Trust Agreement, the Letter Agreement or any of the other documents contemplated hereby or referred to herein to which the Borrower is a party, or to authorize the Borrowings hereunder or to assure the validity or enforceability hereof or thereof, except in each case for those as have been made or obtained and copies of which have been furnished to the Tranche A Lender and the Agent and which are in full force and effect.

     4.5 Agreement Binding. This Agreement, the Trust Agreement and the Letter Agreement constitute, and the Notes when executed and delivered pursuant hereto for value will constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower to the extent specified in Section 9 hereof in accordance with its and their respective terms, subject in the case of enforcement to any applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to equitable principles of general application.

     4.6 Ranking of Advances; Encumbrances. The Borrower has no outstanding Indebtedness charging or to be paid out of the Source of Debt Service, Source of Contingent Support, Contingent Support or Borrowed Amounts other than the obligations and liabilities of the Borrower hereunder and under the Notes and the Letter Agreement and any Indebtedness permitted by Section 6.4 hereof. The Borrower has not created, incurred or suffered to exist (i) any Encumbrance on the Source of Debt Service, Source of Contingent Support or any Contingent Support, in each case received or receivable by it prior to its deposit in the Bontang III Payment Account, or (ii) any Encumbrance on any Borrowed Amounts, in each case under clause (i) or (ii) resulting from any act of the Borrower or any failure by the Borrower to perform any of its obligations under this Agreement or the Trust Agreement or any of its duties thereunder, except any Encumbrance permitted pursuant to Section 6.2 hereof.

     4.7 Litigation. There is no suit, action, proceeding or investigation pending against the Borrower or, to the knowledge of the Borrower, threatened against the Borrower, which (a) questions the validity of this Agreement, any Note, the Trust Agreement or the Letter Agreement, or any action taken or to be taken by the Borrower pursuant hereto or thereto, (b) affects or is likely to affect the amount of the Source of Debt Service or Contingent Support received by it or to the best of the Borrower's knowledge, receivable by it, or (c) would or is likely to affect adversely the Borrower's ability to perform its obligations under this Agreement, the Notes, the Trust Agreement or the Letter Agreement or any other agreement to which it is a party or by which it or its properties or assets is bound.

     4.8 Compliance With Other Instruments, etc. Continental Bank International in its individual capacity is not in violation of any term of its charter or by-laws. The Borrower is not in violation of any term of any agreement or any instrument to which it is a party or by which it or any of its properties or assets is bound or of any Legal Requirement, which violation would or is likely to have an adverse effect on the Borrower's ability to perform its obligations under this Agreement, the Notes, the Trust Agreement, the Letter Agreement or any other agreement to which it is a party or by which it or its property or assets are bound.

     4.9 No Defaults. No Event of Default referred to in Sections 7(a) through 7(e) hereof has occurred and is continuing and no event has occurred or failed to occur, the occurrence or non-occurrence of which, with the giving of notice or lapse of time or both, would constitute such an Event of Default, and the Borrower is not in violation of any of its obligations under the Trust Agreement.

     4.10 Trust Agreement. The copy of the Trust Agreement delivered to the Lenders on the Effective Date is a true, complete and correct copy thereof as in effect on the Effective
Date.

SECTION 5.  CONDITIONS PRECEDENT

     5.1 Conditions Precedent to the Initial Advances. Except as the Majority Lenders may otherwise consent, the obligation of each Lender to make the initial Advance to be made by such Lender hereunder is subject to the condition precedent that the Tranche A Lender and the Agent shall have one Business Day prior to the date of the initial Advance received the following, all in form and, as to Sections 5.1(a) to (p) inclusive and 5.1(r) and (s) hereof and as to the Indonesian governmental authorizations and consents referred to in Section 5.1(t) hereof, in substance satisfactory to the Lenders:

          (a) in the case of the Tranche A Lender only, the Tranche A Note payable to the order of the Tranche A Lender complying with the requirements of Section 2.9 hereof;

          (b) in the case of the Agent only, a Tranche B Note payable to the order of each Tranche B Lender complying with the requirements of Section 2.9 hereof;

          (c)  a signed copy of an opinion of Kelley Drye &
Warren, counsel to the Borrower and the trustees under the Bontang Excess Sales Trust Agreement and the Bontang I Trust
Agreement, substantially in the form of Exhibit D-1 hereto, dated one Business Day prior to the date of such Advance;

          (d) a signed copy of an opinion of in-house counsel to the Borrower, substantially in the form of Exhibit D-2 hereto, dated one Business Day prior to the date of such Advance;

          (e) a signed copy of an opinion of the Special Legal Advisor to the President Director of Pertamina, substantially in the form of Exhibit E-1 hereto, dated at least one but not more than five Business Days prior to the date of such Advance;

          (f) a signed copy of an opinion of Baker & Botts, special counsel to Roy M. Huffington, Inc., Huffington Corporation, Virginia International Company, Virginia Indonesia Company, Ultramar Indonesia Limited, and Union Texas East Kalimantan Limited, substantially in the form of Exhibit E-2 hereto, dated one Business Day prior to the date of such Advance;

          (g) a signed copy of an opinion of White & Case, special New York counsel to Pertamina, substantially in the form of Exhibit E-3 hereto, dated one Business Day prior to the date of such Advance;

          (h) signed copies of opinions of counsel for each of the Producers other than Pertamina, dated at least one but not more than five Business Days prior to the date of such Advance;

          (i) a signed copy of an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Tranche A
Lender, the Agent and the Tranche B Lenders, substantially in the form of Exhibit F-I hereto, dated one Business Day prior to the date of such Advance;

          (j) a signed copy of an opinion of Tsar & Tsai, special Taiwan counsel to the Tranche A Lender, the Agent and the Tranche B Lenders, substantially in the form of Exhibit F-2 hereto, dated one Business Day prior to the date of such Advance;

          (k)  a signed copy of an opinion of Johnson, Stokes &
Master, special counsel to the Tranche A Lender, the Agent and the Tranche B Lenders, dated one Business Day prior to the date of such Advance;

          (l) a copy of the Trust Agreement with all amendments to the date of the initial Advance certified by the Borrower;

          (m) a copy of a notice from the Producers to the Borrower that they have approved the form and terms of this Agreement and authorizing and requesting the execution and delivery of this Agreement by the Borrower as contemplated by
Section 3.1 of the Trust Agreement;

          (n) copies of the Bontang Excess Sales Trust Agreement and the Bontang I Trust Agreement, in each case with all amendments to the date of such Advance certified by the trustees party thereto;

          (o)  a copy of the executed and delivered Construction
Agreement with all amendments to the date of such Advance certified by Pertamina, but not including Exhibits A and B thereto;

          (p) a certificate of Pertamina and, with respect to each such agreement to which each representative referred to in
Section 13.3 of the Trust Agreement is a party, of such representative, to the effect that the copies of (i) the Development Plan, (ii) the Basic Agreements, (iii) the Chubu Sales Contract, (iv) the 1973 LNG Sales Contract, (v) the Korean Quantities Agreement, (vi) the Korean Quantities Supplemental Memorandum, (vii) the Korean Sales Contract, (viii) the Bank Indonesia Relending Agreement dated as of August 26, 1975 between the Republic of Indonesia and Pertamina, (ix) the Loan Agreement for Badak dated as of May 17, 1974, between Pertamina and Japan Indonesia LNG Co., Ltd., (x) the Badak Escrow and Trust Agreement dated as of July 15, 1974 among Pertamina, The Industrial Bank of Japan, Limited and Japan Indonesia LNG Co., Ltd., (xi) the Transportation Agreement dated as of September 23, 1973 between Burmast East Shipping Corporation and Pertamina, (xii) the Supply Agreement for "Korean Carry-Over Quantities" dated as of December 30, 1987 by and between Pertamina, on the one hand, and Roy M. Huffington, Inc., Huffington Corporation, Virginia International Company, Virginia Indonesia Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited and Universe Tankships, Inc., on the other hand, (xiii) the Supply Agreement for "Korean Carry-Over Quantities" dated as of December 30, 1987 by and between Pertamina, on the one hand, and Total Indonesie and Indonesia Petroleum, Ltd., on the other hand, (xiv) the Supply Agreement for "Korean Carry-over Quantities" dated as of December 30, 1987 by and between Pertamina, on the one hand, and Unocal Indonesia, Ltd. and Indonesia Petroleum, Ltd., on the other hand,
(xv) the Bontang Excess Sales Trust Agreement and (xvi) the Bontang I Trust Agreement, in each case as amended, provided to the Tranche A Lender and the Agent on the date hereof were true, correct and complete copies of such documents with all amendments and that no change has been made in such documents since the date of this Agreement, except for such changes as are permitted without the consent of the Majority Lenders pursuant to the Producers Agreement;

          (q) a copy of the most recent statements, entitled "Certificate of Gas Reserves Nilam Field, East Kalimantan, Indonesia, as of January 31, 1986," "Certificate of Gas Reserves Badak Field, East Kalimantan, Indonesia, as of January 31, 1986," "Certificate of Gas Reserves, Bekapai, Handil, and Tambora Fields Operated by Total Indonesie, East Kalimantan, Indonesia, as of January 31, 1986," "Certificate of Gas Reserves, Tunu Field, East Kalimantan, Indonesia, as of January 31, 1986," and "Certificate of Gas Reserves, Attaka Field, East Kalimantan, Indonesia, as of January 31, 1986," each of which has been prepared by DeGolyer and MacNaughton, relating to the gas reserves in the Badak and certain other East Kalimantan fields;

          (r) a certificate of Pertamina to the effect that (i) Property Insurance Policy No. N 76020 dated June 1, 1987, together with any amendments, issued by P.T. Tugu Pratama Indonesia in favor of Pertamina, among others, covering the Bontang Plant (excluding Train E) and (ii) Contractors "All Risks" Insurance Policy No. E 71031, dated January 25, 1988, together with any amendments, issued by P.T. Tugu Pratama Indonesia in favor of Pertamina, among others, covering Train E have been delivered to the Tranche A Lender and the Agent prior to the date hereof and, except as permitted by Section 1.11 of the Producers Agreement, remain in full force and effect in compliance with Section 1.11 of the Producers Agreement;

          (s) copies certified by the Borrower to be true and correct as of the date of the initial Advance of (i) the designation of each entity and individual authorized to give borrowing instructions under Section 3.4(a) of the Trust Agreement, (ii) the borrowing instructions to the Borrower from an entity and individual so designated, and (iii) specimen signatures of the persons who are authorized to act for the Borrower under and in accordance with the terms of this Agreement, the Notes, the Trust Agreement and the Letter Agreement;

          (t) certified copies of all required or appropriate authorizations and consents of all relevant governmental authorities of Indonesia (certified by Pertamina) and Japan (certified by the Tranche A Lender), if any, in connection with the transactions contemplated by this Agreement, the Notes, the Letter Agreement and the Producers Agreement.

All legal matters in connection with the transactions con-templated hereby and the making of the initial Advances, and all documents and instruments evidencing such matters or incident thereto including, but not limited to, the documents delivered pursuant to Sections 5.1(a) to (p) inclusive and 5.1(r), (s) and
(t) hereof (but excluding the documents delivered pursuant to Section 5.1(q) hereof and the Japanese governmental authorizations and consents referred to in Section 5.1(t) hereof) shall be satisfactory in form and substance to special counsel to the Lenders, and special counsel to the Lenders shall have received all such other documents and instruments, or copies thereof, certified if requested, as they may reasonably request in order to enable them to pass upon such matters.

     5.2 Conditions Precedent to the Initial and Subsequent Advances. Except as the Majority Lenders may otherwise consent, the obligation of each Lender to make each Advance to be made by such Lender hereunder (including the initial such Advance) is subject to the further conditions precedent (i) that the Tranche A Lender and the Agent shall have received a Notice of Borrowing in accordance with the provisions of Section 2.2(a) hereof, (ii) that on the date of the making of such Advance and after giving effect thereto (A) no Event of Default shall have occurred and be continuing and no event shall have occurred or failed to occur the occurrence or non-occurrence of which, with the giving of notice or lapse of time or both would constitute, an Event of Default, and (B) the representations and warranties of the Borrower contained in this Agreement and of the Producers contained in the Producers Agreement shall be true and correct on and as of the date of the making of such Advance with the same effect as though such representations and warranties had been made on and as of such date, (iii) that the Tranche A Lender and the Agent shall have received from the Borrower a statement from the Producers conforming to the requirements of Section 6.1(b) hereof indicating that the Debt Coverage Ratio is not less than 200%, (iv) that there shall have been no material adverse change
(x) since December 31, 1987, in the business, assets, financial condition or results of operation of the Borrower or any of the Producers which affects materially and adversely, or would be likely to affect materially and adversely, the performance by Pertamina of or the ability of Pertamina to perform its obligations under the LNG Sales Contract, or (y) in the operation of the Bontang Plant, (v) that the authorizations and consents described in Section 5.1(t) hereof shall be in full force and effect and (vi) no event shall have occurred or circumstance exist that renders impracticable any of the events set forth in clauses (i), (ii) or (iii) of the definition of Completion Date in Section 1 hereof.

     5.3 Representations. The making of each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower as of the date of such Borrowing that the facts specified in Section 5.2(ii)(A) hereof as to Sections 7(a) through 7(e) hereof only, Section 5.2(ii)(B) hereof and Section 5.2(iv) hereof in each case as to the Borrower only are true and correct on the date of such Borrowing.

SECTION 6.  COVENANTS

     Until payment in full of all of the Notes, and of all other amounts due and owing under this Agreement at the time the Notes are paid in full, unless compliance with the provisions of this Section shall have been waived by the Majority Lenders, the Borrower covenants and agrees with the Lenders that:

     6.1 Information. The Borrower shall provide or cause to be provided to the Tranche A Lender and the Agent:

          (a) as soon as possible and in any event within 45 days after the end of the first three calendar quarters in each year commencing with the quarter ending March 31, 1988, for each such quarter, and within 45 days after the end of each calendar year, for such year and for the final calendar quarter thereof, a statement setting forth for the relevant period or periods (i) the Gross Invoice Amount invoiced under the LNG Sales Contract,
(ii) the amount of such Gross Invoice Amount received by the Borrower, (iii) during any Contingent Support Period, the amount of any Contingent Support received by the Borrower, (iv) during any Contingent Support Period, a copy of any notice received from Pertamina setting forth the amount of Source of Contingent Support invoiced under the relevant Contingent Support Agreements and received by the relevant trustees and (v) the debits and credits from the Debt Service Account and Reserve Account and all subaccounts thereof (as provided in the Trust Agreement);

          (b) as soon as possible and in any event within 45 days after the end of each calendar quarter, a statement in writing setting forth (i) the Source of Debt Service reasonably anticipated to be payable in each calendar quarter to the Final Maturity Date (or during any Contingent Support Period, the amounts of Contingent Support reasonably anticipated to be payable during such Contingent Support Period, taking into account the amounts of Source of Contingent Support reasonably anticipated to be payable during such Contingent Support Period) plus, if it is reasonably anticipated that such Contingent Support Period will end, any Source of Debt Service reasonably anticipated to be payable after the end thereof to the Final Maturity Date, (ii) the aggregate principal, interest and other amounts reasonably anticipated to be payable during each calendar quarter to the Final Maturity Date under this Agreement, the Notes and the Letter Agreement, (iii) the Debt Coverage Ratio (calculated both including and excluding any amounts held in the Debt Coverage Reserve Account), (iv) if the Debt Coverage Ratio is less than 120%, the amount required to be held in the Debt Coverage Reserve Account in order for the Debt Coverage Ratio to be at least equal to 120%, and (v) the reasonably anticipated Gross Invoice Amount under the LNG Sales Contract in each calendar quarter to the Final Maturity Date, such statement to be prepared using the most recent assumptions approved by the Tranche A Lender, the Agent and the Majority Tranche B Lenders for purposes of such calculation, which approval shall be obtained in accordance with the last paragraph of the definition of Debt Coverage Ratio in Section 1 hereof;

          (c) information of the type referred to in clauses (a) and (b) of this Section 6.1 at such times other than those specified above as the Tranche A Lender or the Agent may reasonably request;

          (d) as soon as a Responsible officer of the Borrower obtains actual knowledge thereof, notice of each Event of Default and each event which has occurred or failed to occur, the occurrence or non-occurrence of which with the giving of notice or lapse of time would constitute an Event of Default; and

          (e) as soon as the Borrower receives notice from Pertamina that the events set forth in clauses (i), (ii), and
(iii) of the definition of Completion Date have occurred, a written notice together with the original copy of the notice of Pertamina certifying that such events have occurred.

          The Agent shall forthwith cause a copy of all information provided under this Section 6.1 to be distributed to each Tranche B Lender.

     6.2 Negative Pledge. The Borrower will not create, incur or suffer to exist any Encumbrance on the Source of Debt Service, Source of Contingent Support or any Contingent Support received or receivable by it prior to its deposit in the Bontang III Payment Account, or any Encumbrance on any Borrowed Amounts, in each case resulting from any act or any failure to perform any obligation of the Borrower under this Agreement or of the Bontang III Trustee under the Trust Agreement or any duty as Bontang III Trustee, except any Encumbrance, if any, (i) arising pursuant to the Trust Agreement or in favor of the holders of Indebtedness permitted in accordance with Section 6.4 hereof or (ii) arising pursuant to statute or otherwise by operation of law, and not pursuant to any agreement, which is discharged in the ordinary course of business and which is not enforced by attachment or levy.

     6.3 No Consent to Changes. The Borrower will not terminate or revoke the Trust Agreement or amend, modify, revise, supplement or waive any of the provisions of (a) Article 1, 4 or 10 or Section 2.1, 2.2, 2.4, 2.5, 3.1, 3.2, 3.3, 3.7 or 6.1, or
the second sentence of Section 8.2 of the Trust Agreement, in each case other than to permit the Borrower to enter into Subordinated Indebtedness, or (b) any other provision of the Trust Agreement if any such amendment, modification, revision, supplement or waiver would or would be likely to affect adversely the trust created under such Trust Agreement, the rights of the Lenders under or the ability of the Borrower to perform its obligations under this Agreement, the Notes or the Letter Agreement. Any consent of the Majority Lenders necessary to permit any action otherwise prohibited by this Section 6.3 shall not be unreasonably withheld. The Borrower shall promptly provide to the Tranche A Lender and the Agent copies of any agreement or document evidencing any revocation, amendment, modification or revision of the Trust Agreement or any provision thereof not requiring the consent of the Majority Lenders under this Section 6.3.

     6.4 Indebtedness. The Borrower shall not create, assume or become liable for, directly or indirectly, any Indebtedness charging or to be paid out of the Source of Debt Service, Source of Contingent Support or Contingent Support, except for (i) all obligations and liabilities under this Agreement, the Notes or the Letter Agreement, (ii) any Indebtedness (a) that shall be payable out of amounts of the Source of Debt Service and Contingent Support only after the Trustee shall have accumulated amounts in the Debt Service Account and the Reserve Account during each Interest Period required to be accumulated therein pursuant to Sections 7 and 9 hereof and (b) the proceeds of which shall be applied solely in connection with the Bontang Plant (the "Subordinated Indebtedness") and (iii) with respect to Source of Debt Service only, obligations (other than Subordinated Indebt-edness) in respect of interest rate swap arrangements of the Borrower entered into solely for the purpose of exchanging floating interest rate obligations with respect to Tranche B for fixed interest rate obligations, if such Indebtedness is pari passu in right of payment and does not benefit from any Encumbrance other than equally and ratably with, or subordinate to, the Indebtedness owed to the Lenders under this Agreement, the Notes and the Letter Agreement and if the terms and conditions of such arrangements are approved as to form and substance by the Majority Lenders ("Pari Passu Swap Indebtedness"), such approval not to be unreasonably withheld; provided that the withholding of such consent by the Majority Lenders shall be deemed reasonable if the Borrower and the Majority Lenders are unable to agree with respect to (x) amendments to this Agreement, including without limitation amendments to the definitions of "Debt Coverage Ratio" and "Discount Rate," with respect to such Pari Passu Swap Indebtedness, (y) amendments to the Trust Agreement relating to such Pari Passu Swap Indebtedness or (z) such other changes to the terms and conditions, including the Events of Default, of the Trust Agreement, the Producers Agreement and this Agreement as the Majority Lenders shall request in connection with such Pari Passu Swap Indebtedness. The Borrower shall not create, assume or become liable for, directly or indirectly, any Indebtedness charging or to be paid oui of any Borrowed Amounts, except for Indebtedness for which such Borrowed Amounts were borrowed.

     6.5 Notice at End of Availability Period. After the end of the Availability Period, the Tranche A Lender and the Agent shall deliver to the Borrower a notice setting forth the outstanding amounts of principal and interest as of the final Borrowing Date and a repayment schedule. The Borrower shall either promptly confirm that it agrees with such amounts and such schedule by signing and returning to each of the Tranche A Lender and the Agent a copy of such notice or promptly deliver to the Tranche A Lender and the Agent a notice indicating that it does not agree and specifying the reasons therefor. The delivery or lack of delivery of such notice to the Borrower shall in no way affect any of the obligations of the Borrower pursuant to this Agreement other than those set forth in this Section 6.5.

SECTION 7.  EVENTS OF DEFAULT

     If any one or more of the following events ("Events of Default") shall occur and be continuing:

     (a) (i) failure to make any payment of the principal of any of the Notes with respect to either or both of the Tranches within two days following, or interest on any of the Notes with respect to either or both of the Tranches within three days following, the date when due and payable in accordance with the terms hereof and thereof (provided that for the purposes of this clause (i) a deferral of payment of an amount of principal pursuant to Section 2.10(b) hereof shall not be deemed to be a failure to make such payment), or (ii) failure to pay any other amounts payable under this Agreement, any of the Notes or the Letter Agreement within seven days following the date when due in accordance with the terms of this Agreement, including Section
3.9 hereof; or

     (b) any representation or warranty made or deemed made by or on behalf of the Borrower in Section 4 or Section 5.3 of this Agreement or in any certificate delivered to the Tranche A Lender, the Agent or the Tranche B Lenders pursuant hereto shall prove to have been incorrect or misleading in any material respect as of the date when made; or

     (c) failure by the Borrower to perform or observe any term, covenant or agreement contained in Section 6.2, 6.3 or 6.4 hereof; or

     (d) failure by the Borrower to perform its obligations under Section 6.1(d) hereof for seven days after written notice of such failure shall have been given to the Borrower by the Tranche A Lender or by the Agent at the request of any Tranche B Lender; or

     (e) any failure by the Borrower to perform or observe any term, covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b), (c) or (d) of this
Section 7), or any failure by the Borrower or any Producer to perform or observe any term, covenant or agreement contained in the Trust Agreement, for 30 days after written notice of such failure shall have been given to the Borrower by the Tranche A Lender or by the Agent at the request of any Tranche B Lender; or

     (f) a Default as defined in the Producers Agreement shall have occurred thereunder; then the Tranche A Lender and the Agent shall, upon the written request of the Majority Lenders, by notice of default given to the Borrower, (i) declare the Commitment of each Lender to be forthwith terminated and/or (ii) declare all the Notes outstanding hereunder to be forthwith due and payable, whereupon the then outstanding principal amount of such Notes, together with accrued interest thereon and any and all other amounts due under this Agreement and the Letter Agree-ment, shall forthwith become due and payable without diligence, presentment, demand, protest, notice of dishonor, or other notice of any kind, all of which are hereby expressly waived by the Borrower.

     Should the principal amount of the Notes be declared or become due and payable in the foregoing manner, the entire amount of the Source of Debt Service and the Contingent Support received by the Borrower thereafter shall to the extent provided by the Trust Agreement, as and when received by the Borrower, be accumulated and paid to the Tranche A Lender and the Agent for application to the amounts owing by the Borrower under this Agreement, the Notes which were declared to be or which became due and payable and the Letter Agreement until all principal of and interest on such Notes and all other amounts then due and payable under this Agreement, the relevant Notes and the Letter Agreement shall have been paid in full.

SECTION 8.  AGENT

     The Tranche B Lenders, the Agent, and the Lead Managers agree among themselves and, where the context of Section 8.9 or
8.10 so requires, with the Borrower as follows:

     8.1  Appointment and Authority.

          (a) Each Tranche B Lender, and each subsequent holder of any Tranche B Note by its acceptance thereof, irrevocably authorizes the Agent to receive all payments of principal, interest and other amounts due to such Tranche B Lender or such holder under this Agreement and the Tranche B Notes and to take all other actions on behalf of such Tranche B lender or such holder and to exercise such powers hereunder as are specifically delegated to such Agent by the terms hereof, together with all other such powers as shall be reasonably incidental thereto.

          (b) The relationship between each of the Tranche B Lenders and the Agent is and shall be that of agent and principal only, and nothing herein shall be construed to constitute the Agent a trustee for any holder of a Tranche B Note or of a participation therein nor to impose on the Agent duties and obligations other than those expressly provided for herein nor to confer upon the Agent any relationship of agency or trust with the Borrower. Neither the Agent, nor any of its directors, officers, employees or agents shall be liable to any of the Tranche B Lenders for any action taken or omitted to be taken by it or them hereunder or in connection herewith, whether as a result of any conflicts affecting or involving the Agent and the Lead Managers resulting from their responsibilities relating to Tranche B or otherwise, except for its own or their own gross negligence or willful misconduct. Each of the Tranche B Lenders, and each subsequent holder of any Tranche B Note by its acceptance thereof, agrees (which agreement shall survive payment of the Tranche B Notes) to indemnify the Agent (to the extent not reimbursed by the Borrower) and the Lead Managers, in amounts which are pro rata to the respective Commitments of such Tranche B Lenders and, in the case of a subsequent holder of any Tranche B Notes, of the Tranche B Lender from whom such holder acquired (directly or indirectly) such Tranche B Notes, from and against any and all losses, claims, damages, liabilities and expenses of any kind which may be imposed on, incurred by or asserted against the Agent or the Lead Managers (in their capacities as such) in any way related to or arising out of this Agreement or any Advances with respect to Tranche B or any action taken or omitted by such Agent or the Lead Managers under this Agreement whether as a result of any conflicts affecting or involving the Agent and the Lead Managers resulting from their responsibilities relating to Tranche B or otherwise, except (i) normal administrative expenses incidental to the performance of their duties as such Agent and Lead Managers hereunder and (ii) any losses, claims, damages, liabilities or expenses resulting from its or their gross negligence or willful misconduct.

     8.2 Agent May Rely on Documents. The Agent shall be entitled to rely on any communication, instrument or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and with respect to all legal matters shall be entitled to rely on the advice of legal and other professional advisors selected by it from time to time concerning all matters relating to this Agreement, the Tranche B Notes and its duties hereunder and thereunder, and shall not be liable to any of the Tranche B Lenders for the consequences of such reliance.

     8.3 No Amendment to Duties of Agent Without Consent. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement which affects its duties under this Agreement unless it shall have given its prior written consent, as Agent, thereto.

     8.4 Responsibilities of Agent and Lead Managers. The Agent may treat the payee of any Tranche B Note as the holder thereof until written notice of the transfer thereof shall have been received by it. Neither the Agent nor any of the Lead Managers makes any warranty or representation to any Tranche B Lender, nor shall any of them be responsible for any recitals, statements, representations or warranties herein or in any document prepared by or given by the Borrower or any other Person to the Tranche B Lenders in connection herewith (or for the accuracy or completeness of any such document) or for the execution, effectiveness, genuineness, validity or enforceability of this Agreement or the Tranche B Notes or any other document, agreement or instrument delivered in connection herewith or related hereto, or be liable for failing to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any Tranche B Note or any other document, agreement or instrument delivered in connection herewith or related hereto. The Agent and each Lead Manager shall be entitled to retain for its own use any amounts paid to it in its capacity as such. The Agent shall not be deemed to have known of the occurrence of an Event of Default or other event the occurrence or non-occurrence of which with the giving of notice or lapse of time or both would become an Event of Default or comparable event under any other agreement unless the Agent has received written notice from a Tranche B Lender or the Borrower specifying such Event of Default or other event and stating that such notice is a "Notice of Default" or from any other relevant Person so specifying. If (i) the Agent receives a notification pursuant to the preceding sentence, or (ii) the Borrower fails to pay in accordance with the terms hereof to the Agent when due the principal of or interest on any Tranche B Note or any commitment fee payable to any Tranche B Lender hereunder, the Agent shall promptly give written notice thereof to the Tranche B Lenders. The Agent may decline to take any action except upon the written direction of the Majority Tranche B Lenders and the Agent may obtain a ratification by such Majority Tranche B Lenders of any action taken by it under this Agreement or any other document, agreement or instrument delivered in connection herewith or related hereto. The Agent shall have no liability to the Lead Managers or Tranche B Lenders for any action taken by it upon the direction of the Majority Tranche B Lenders or if ratified by the Majority Tranche B Lenders, nor shall the Agent have any such liability for any failure to act unless such Agent has been instructed to act by the Majority Tranche B Lenders. The action of the Majority Tranche B Lenders shall in each case bind all of the Tranche B Lenders hereunder. The Agent shall not be required to take any action which exposes such Agent to personal liability (unless indemnified to its satisfaction for any and all consequences of such action) or which is contrary to this Agreement or any Legal Requirement.

     8.5 Funding Costs of Agent. If at any time the Agent makes available to a Tranche B Lender amounts due from the Borrower hereunder which the Borrower has failed to make available to the Agent, then the Tranche B Lender shall on first demand forthwith refund such amounts to the Agent together with interest thereon at the rate offered by the Agent for overnight Dollar deposits in the New York Federal Funds market.

     8.6 Agent in Individual Capacity. The Agent and its affiliates in their capacities as Tranche B Lenders shall have the same rights and powers hereunder as any Tranche B Lender and may exercise such rights and powers as though the Agent were not the Agent. The Agent and its affiliates may (without having to account therefor to any Tranche B Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower, any of the Borrower's affiliates, the Producers and any of the Producers' affiliates, as if such Agent were not acting in such capacity hereunder.
Each of the Tranche B Lenders other than the Agent hereby expressly agrees and consents to the Agent's or an affiliate of the Agent acting as trustee under the Escrow Agreement during the term of this Agreement.

     8.7 Credit Decision. Each Tranche B Lender represents, warrants and acknowledges that it has, independently and without reliance upon the Agent, the Lead Managers or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Tranche B Lender also acknowledges that it will, independently and without reliance upon the Agent, the Lead Managers or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     8.8 Lead Managers. Nothing in this Agreement shall impose on the Lead Managers, in their capacity as such, any duties or obligations whatsoever.

     8.9 Change of Administrative Office of Agent. The Agent may at any time or from time to time by written notice to the Borrower and to each Tranche B Lender designate a different office from which its duties as Agent will thereafter be performed; provided that no such change to a location outside of the City of New York shall be made without the Borrower's consent, which consent shall not be unreasonably withheld.

     8.10 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Tranche B Lenders and to the Borrower. The Agent may be removed at any time with or without cause by the Majority Tranche B Lenders. Upon any such resignation or removal, such Majority Tranche B Lenders shall have the right to appoint such successor Agent. If no successor Agent shall have been so appointed by such Majority Tranche B Lenders and shall have accepted such appointment within 30 days after any such retiring Agent's giving of notice of resignation, then such retiring Agent may appoint such successor Agent. No successor Agent shall be appointed without the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such retiring Agent, and such retiring Agent shall be discharged from its duties and obligations hereunder. After any such retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as any such Agent hereunder.

SECTION 9.  SOURCE OF DEBT SERVICE; CONTINGENT SUPPORT; RECOURSE

     9.1 Accumulation for Debt Service. Pursuant to Sections 3.2 and 3.3 of the Trust Agreement and except as therein stated, the Borrower shall pay into the Debt Service Account the entire amount of all Borrowed Amounts immediately upon receipt thereof, and, starting with the commencement of each Interest Period, the Borrower shall pay into the Debt Service Account the entire amount of each payment of the Source of Debt Service and Contingent Support, as and when actually received by the Borrower, until the aggregate amount accumulated in the Debt Service Account shall be sufficient to pay the principal of and interest due on all of the Notes, as well as all other amounts due and payable under this Agreement, the Notes and the Letter Agreement, in each case during such Interest Period; provided, however, that for any six-month Interest Period, the amount of the Source of Debt Service and Contingent Support paid over to and accumulated in the Debt Service Account for principal and interest due during such Interest Period shall be in accordance with Sections 3.2 and 3.3 of the Trust Agreement. All such principal, interest and other amounts due during any Interest Period are referred to herein as the "Quarterly Debt Service" for such Interest Period.

     9.2  Accumulation in Regular Reserve Account.

          (a) Pursuant to Sections 3.2 and 3.3 of the Trust Agreement, during each Interest Period, after all amounts of Source of Debt Service and Continent Support required to be paid into the Debt Service Account pursuant to Section 9.1 hereof with respect to such Interest Period have been so paid, the Borrower shall pay into the Regular Reserve Account the entire remaining amount of each payment of the Source of Debt Service and Contingent Support, as and when actually received by the Borrower, until the aggregate amount accumulated in such Regular Reserve Account shall equal 100% of the amount of Quarterly Debt Service reasonably anticipated to be due (i) during the three Interest Periods next succeeding such Interest Period, if such Interest Period commences during the first seven years after the Notice of Start-up, and (ii) during the two Interest Periods next succeeding such Interest Period, if such Interest Period commences more than seven years after such Notice. For purposes of determining such amounts of Quarterly Debt Service, the interest rate applicable to Tranche B (including any Deferred Portion thereof) and any Deferred Portion of Tranche A shall be deemed to be the Assumed Interest Rate.

     (b) Notwithstanding the foregoing, if there is any Source of Debt Service during the Availability Period, the Borrower shall pay the full amount thereof into the Regular Reserve
Account pursuant to Section 3.2 of the Trust Agreement.

     9.3  Accumulation in Debt Coverage Reserve Account.
Pursuant to Section 3.2 of the Trust Agreement, if at any time the Debt Coverage Ratio falls below 120%, then for each Interest Period then in effect or thereafter occurring, after all amounts of Source of Debt Service and Contingent Support required to paid into the Debt Service Account and the Regular Reserve Account pursuant to Sections 9.1 and 9.2 hereof with respect to such Interest Period have been so paid, the Borrower shall pay into the Debt Coverage Reserve Account the entire remaining amount of each payment of the Source of Debt Service or Contingent Support, as and when actually received by the Borrower, until the Debt Coverage Ratio equals 120%. All amounts will be paid out of the Debt Coverage Reserve Account and transferred into the Bontang III Payment Account when the Debt Coverage Ratio (excluding in the calculation thereof for such purpose all amounts contained in the Debt Coverage Reserve Account) shall equal or exceed 130%.

     9.4  Accumulation in Contingent Reserve Account.

     Pursuant to Section 3.2 of the Trust Agreement, if the Borrower does not receive the Notice of Start-up before January 1, 1990, the Borrower shall pay into the Contingent Reserve Account the entire amount of any Contingent Support, as and when actually received by the Borrower during the period commencing on January 1, 1990 and ending on the earlier to occur of (i) receipt by the Borrower of the Notice of Start-up and (ii) September 30, 1990. Upon the receipt by the Borrower of the Notice of Start-up, the outstanding amount held in the Contingent Reserve Account shall be transferred into the Regular Reserve Account to the extent required in Sections 9.1, 9.2 and 9.3 hereof, and the excess shall be transferred into the Bontang III Payment Account.

     9.5 Payments Made from Debt Service Account and Reserve Account. Except for any personal liability of the Borrower arising as specifically provided in this Agreement, all payments to be made by the Borrower under this Agreement, the Notes and the Letter Agreement, including in each case, without limitation, payments due on the Final Maturity Date, shall be made only from the Debt Service Account as the same as defined in, and as at any applicable time the same shall be funded under, Sections 3.2 and
3.3 of the Trust Agreement; provided, however, that if amounts held in the Debt Service Account are insufficient to pay all such amounts when due, any amounts then held (i) first, in the Contingent Reserve Account, (ii) second, in the Regular Reserve Account and (iii) third, in the Debt Coverage Reserve Account shall be applied to make such payments to the extent provided in
Section 3.3 of the Trust Agreement. Except in accordance with the preceding sentence with respect to any personal liability of the Borrower, the Borrower shall only be obligated to make payments under this Agreement, the Notes and the Letter Agreement, including in each case, without limitation, payments due on the Final Maturity Date, out of amounts of the Source of Debt Service, Contingent Support and Borrowed Amounts received by it. The Borrower agrees that, as long as moneys are held in such Debt Service Account and such subaccounts of the Reserve Account, the Lenders, to the extent necessary to make payments in accordance with the terms of the Trust Agreement of principal, interest and other amounts due under this Agreement, the Notes and the Letter Agreement, are among those having a right as provided under Section 2.2 of the Trust Agreement to receive disbursements thereunder.

     9.6 No Recourse. In furtherance of Sections 9.1 to 9.5 hereof, each of the Tranche A Lender, the Agent, the Lead Managers, the Tranche B Lenders and each holder of a Note, by its acceptance thereof, agrees that, except as provided in Section 9.5, it will look solely to the Source of Debt Service, Contingent Support and Borrowed Amounts to the extent provided in
Section 9.5 hereof for all payments to be made by the Borrower under this Agreement, the Notes and the Letter Agreement, as provided therein or herein, including in each case, without limitation, payments due on the Final Maturity Date, and that no recourse shall be had for the payment of the principal of or interest on the Notes or the payment of any other amounts due under this Agreement or the Letter Agreement, or shall be had for any claim based on any provision hereof or thereof, against Continental Bank International (or any entity acting as successor trustee under the Trust Agreement) in its individual capacity, or against any past, present or future stockholder, officer, director, employee or agent of Continental Bank International (or any entity so acting), or against the grantors, settlors or beneficiaries of any trust under the Trust Agreement, either directly or through the Borrower or any successor of any thereof, under any constitution, statute or rule of law or by the enforcement of any assessment, or otherwise, and neither Continental Bank International (or any such entity acting as such successor trustee) nor any such other Person shall have any personal obligation, liability or duty whatsoever to the Tranche A Lender, the Agent, the Lead Managers or the Tranche B Lenders or any holders of the Notes or anyone else for or with respect to any such payment or for the performance of or compliance with any covenant or agreement contained in any of said documents or for the truth, accuracy or completeness of any statement or representation made in any such document, except only in the case of Continental Bank International (or any such entity acting as successor trustee) for any material breach of a representation or warranty expressly made by it under Section 4 or Section 5.3 hereof in its individual capacity and such liability as may arise under this Agreement for gross negligence or willful misconduct in acting hereunder. In such connection the Borrower (a) shall be entitled to act upon any notice, certificate, request, direction, waiver, receipt or other document which it in good faith believes to be genuine and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability of any provisions contained in any of the foregoing so received, (b) may consult with, and obtain advice from qualified accounting and legal advisers in connection with the performance of its obligations and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and advice of such advisers, and (c) shall have no duties other than those specifically set forth or provided for herein nor any obligation to familiarize itself with nor any responsibility with respect to any other agreement relating to the transactions contemplated by this Agreement to which it is not a party.

     9.7  Not to Limit Remedies.  Nothing contained in this
Section 9 shall be construed to limit the exercise and enforcement, in accordance with the terms of this Agreement, the Notes or the Letter Agreement, of the rights and remedies of the Tranche A Lender, the Agent, the Lead Managers or the Tranche B Lenders or any holders of the Notes against the Borrower hereunder to the extent of the Source of Debt Service, Contingent Support and Borrowed Amounts as provided herein.

SECTION 10.  MISCELLANEOUS

     10.1 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered, (b) transmitted by postage prepaid registered mail, return receipt requested, (c) transmitted by telex (with postage prepaid mail confirmation) or (d) sent by facsimile transmission to the parties as follows (as elected by the party giving such notice):

To the Borrower:         Continental Bank International,
                    as Trustee under the Bontang III
                    Trust Agreement dated as of February 9, 1988
                    520 Madison Avenue
                    New York, New York 10022
                    Attention:  Securities Division
                    Telex:  RCA 232304/ITT 420177
                    Answerback:  CBI UR/ CBI UI
                    Telecopier:  (212) 605-2999

To the Tranche A Lender: Train-E Finance Co., Ltd.
                    Toranomon 37 Mori Building
                    9th Floor
                    5-1, Toranomon 3-chome
                    Minato-ku
                    Tokoyo, Japan
                    Attention:  Treasurer
                    Telex:  (0) 2428181
                    Answerback:  TEFCO J
                    Telecopier:  (03) 578-0353

To the Agent:       The Industrial Bank of Japan Trust Company
                    245 Park Avenue
                    New York, New York  10167
                    Attention:  Loan Department
                    Telex:  425754 (ITT)
                    Answerback:  IBJTC UI
                    Telecopier:  (212) 557-3581

To the Tranche B Lenders:     As provided on the signature pages
                              hereof

Any notice relating to a Borrowing or a prepayment shall only be effective on receipt of a legible copy thereof. Except as otherwise specified in this Agreement, all notices and other communications shall be deemed to have been duly given on (i) the date of delivery if delivered personally, (ii) five days following posting if transmitted by mail, (iii) the date of transmission with confirmed answerback if transmitted by telex or
(iv) the date of receipt of a legible copy thereof if sent by facsimile transmission, whichever shall first occur. Any party may change its address for purposes hereof by notice to the other parties.

     10.2 No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising, on the part of the Tranche A Lender, the Agent, the Tranche B Lenders or the holders of any Note, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject always to the provisions of Section 9 hereof, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The provisions of this Agreement shall inure to the benefit of any subsequent holder of the Notes.

     10.3 Use of English Language. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language. English shall be the official language for construction and interpretation of this Agreement, the Notes, the Letter Agreement and all agreements, notices, documents and instruments. If the original of any such document or notice is not in the English language, an English translation thereof shall be delivered.

     10.4 Assignment; Successors and Assigns; Participations. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Tranche A Lender, the Lead Managers, the Tranche B Lenders, the Agent and their respective successors and permitted assigns. The Borrower may not assign any of its rights or delegate any of its obligations hereunder without the written consent of all of the Lenders. Any Lender may at any time sell, assign, transfer, negotiate, or otherwise dispose of, in whole or in part, with the prior written consent (such consent not to be unreasonably withheld) of the Borrower, its rights and obligations under this Agreement or the Notes, provided that the withholding of such consent by the Borrower shall be deemed reasonable if the proposed sale, assignment, transfer, negotiation or other disposition by a Lender would increase the Borrower's tax indemnification obligations under Section 3.3 hereof. The exercise of such right by any Lender is, however, subject to the conditions that immediately thereafter such Lender shall have given written notice of any such transfer to the Bor-rower and, in the case of a Tranche B Lender only, the Agent, and the transferee shall (a) not have, or shall have effectively waived, any right pursuant to Section 3.4(b) hereof to claim from the Borrower any additional amounts above and beyond those which could have been claimed by the transferor and (b) not have any right pursuant to Section 3.4(a) hereof not possessed by the transferor. The Borrower may treat each Lender, and the Agent may treat each Tranche B Lender, as the holder of the Note drawn to its order and delivered to such Lender until written notice of transfer shall have been received by it. All agreements, representations and warranties made herein shall survive the making of any such transfer hereunder by any Lender. Notwithstanding the foregoing, each Lender may grant participations which do not create or purport to create binding obligations of the Borrower, in whole or in part, in its rights under this Agreement and the Note without any restriction and without notice to the Borrower.

     10.5 Amendments. Any provision of this Agreement or the Notes may be amended or waived if, and only if, such amendment or waiver shall be in writing and signed (including the form of signatures on any telex, cable or facsimile) by the Tranche A Lender (except with respect to Section 8 hereof), the Majority Tranche B Lenders and, if the Agent's rights or duties as agent are affected, the Agent; provided that any such amendment must also be signed by the Borrower; and provided further that no such amendment or waiver shall, unless signed by the Tranche A Lender and each Tranche B Lender, do any of the following: (a) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation hereunder; (b) reduce the amount or postpone the date of any payment of principal, interest or other amount hereunder with respect to a Tranche; (c) with respect to Tranche B only, reduce the percentage of the amount of the Commitments with respect to Tranche B or the Advances with respect to Tranche B, specified in the definition of "Majority Tranche B Lenders" or otherwise required to take any action hereunder; or (d) amend or waive any provision of this Section
10.5. Any such amendment or waiver shall be signed by the Tranche A Lender and by the Agent on behalf of the relevant Tranche B Lenders if the Agent has been so authorized in writing or by telex, cable or facsimile transmission by the Majority Tranche B Lenders or all of the Tranche B Lenders, as the case may be. Any amendment or waiver signed by the Agent in accordance with the preceding sentence shall be binding upon the Tranche B Lenders and any holder of a Tranche B Note. Any action that the Agent may take on behalf of the Majority Tranche B Lenders under this Agreement and that the Agent in fact so takes shall be binding on all of the Tranche B Lenders.

     10.6 Expenses; Indemnification.

          (a) Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower agrees (i) to pay, or reimburse the Tranche A Lender and the Agent, on behalf of the Tranche B Lenders, for, all reasonable disbursements, charges and fees of the Lenders' special New York and Taiwan counsel and (ii) to pay, or reimburse the Agent, on behalf of the Lead Managers, for, all other reasonable out-of-pocket expenses of the Lead Managers, including, but not limited to, travel and photocopying expenses, in each case in connection with the preparation, negotiation and signing of, and the initial disbursement under, this Agreement. Upon the making of the initial Advance under this Agreement, the Borrower shall pay such amounts on the date of such Advance.

          (b) The Borrower agrees (i) to pay, or reimburse the Tranche A Lender or the Agent or both, as the case may be, for all reasonable out-of-pocket expenses, including, but not limited to, travel expenses, legal fees, disbursements and other charges of Lenders' counsel incurred by the Tranche A Lender or the Agent or both in connection with any amendment or supplement to, or modification or waiver of, this Agreement, the Trust Agreement, the Producers Agreement or other related documents after this Agreement has been fully executed and (ii) whether or not amounts due under this Agreement, any of the Notes or the Letter Agreement are accelerated, upon the occurrence of an Event of Default or an event the occurrence or non-occurrence of which would, with notice or lapse of time or both constitute an Event of Default (but only if such event later becomes an Event of Default), (1) to pay, or reimburse the holder of the Tranche A Note for, all expenses of such holder arising in connection with such Event of Default or the enforcement of this Agreement, such Tranche A Note, the Letter Agreement or the Producers Agreement, including but not limited to the fees and expenses of counsel employed by such holder and (2) to pay, or reimburse the Agent for, all expenses of the Agent and each holder of any Tranche B Notes arising in connection with such Event of Default or the enforcement of this Agreement, such Tranche B Notes, the Letter Agreement or the Producers Agreement, including but not limited to the fees and expenses of counsel employed by the Agent or such holder.

     10.7 Sharing of Set-Off and Other Payments. In the event that any Tranche B Lender shall have received an amount in excess of its ratable share of payments hereunder or under the Tranche B Notes through the exercise of any lien, set-off or similar right or any voluntary payment by the Borrower, such Tranche B Lender shall promptly (and in any event within 15 days) purchase for cash without recourse that portion of each other Tranche B Lender's Advances as will result in each Tranche B Lender receiving its ratable share of the amount of such lien, set-off or similar right, or voluntary payment; provided that to the extent that such excess amount or any portion thereof is subsequently recovered from the purchasing Tranche B Lender, its purchases from the other Tranche B Lenders shall be rescinded and the price repaid without interest; and provided further that if, after acceleration of the maturity of the relevant Tranche B Notes pursuant to Section 7 hereof, any Tranche B Lender shall commence an action or proceeding in any court to enforce the relevant Tranche B Notes held by such Tranche B Lender and as a result thereof, or in connection therewith, shall receive an excess payment on such Tranche B Notes, such Tranche B Lender shall not be required to share any portion of such excess payment with a Tranche B Lender which has received sufficient notice to enable it to and which, has the legal right to, but does not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its Tranche B Notes in another court. Nothing herein contained shall in any way affect (a) expenses pursuant to Section 2.7(c) hereof, prepayments pursuant to Section 3.4 hereof and interest payments calculated in accordance with the provisions of the fifth sentence of Section 2.6 hereof and (b) the right of any Lender to obtain payment of indebtedness of the Borrower other than Indebtedness under this Agreement, the Notes and the Letter Agreement.

     10.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Tranche A Lender, the Agent and the Borrower.

     10.9 Table of Contents and Section Headings. The table of contents and the section headings in this Agreement are inserted for convenience of reference only and shall be ignored in construing this Agreement.

     10.10 Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York, United States of America, applicable to agreements made and to be performed entirely within such State.

     10.11 Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

     10.12 Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall end on the termination of all of the Lenders' Commitments or payment in full of all of the Notes and all other amounts payable under this Agreement and the Letter Agreement, whichever is later. The agreements of the Borrower to pay expenses and indemnities pursuant to Sections 3 and 10.6 of this Agreement shall survive the repayment of the Advances and the cancellation of all of the Notes until all amounts payable thereunder are paid in full.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized signatories as of the Effective Date.

                              The Borrower:

                              CONTINENTAL BANK INTERNATIONAL,
                                as Trustee aforesaid


                              By /s/ Andries H. J. Jansma
                              Name:  Andries H. J. Jansma
                              Title: Vice President

Commitment                         Tranche A Lender:

$189,600,000.00                    TRAIN-E FINANCE CO., LTD.

                              By  /s/ Rintaro Hara
                              Name:   Rintaro Hara
                              Title:  Executive Vice President

                              Lending Office:

                              Toranomon 37 Mori Building
                              9th Floor
                              5-1, Toranomon 3-chome
                              Minato-ku
                              Tokoyo, 105 Japan

                              Attention:  Treasurer
                              Telex:  (0) 2428181
                              Answerback:  TEFCO J
                              Telecopier No.:  (03) 578-0353

                              Lead Managers:

                              THE INDUSTRIAL BANK OF JAPAN TRUST
                              COMPANY

                              By  /s/ Yoshiro Teranaka
                              Name:   Yoshiro Teranaka
                              Title:  Executive Vice President

                              THE BANK OF TOKYO, LTD.
                                NEW YORK  AGENCY

                              By /s/ Takefumi Murata
                              Name:  Takefumi Murata
                              Title: Attorney-in-Fact

                              THE LONG-TERM CREDIT BANK OF
                                JAPAN, LIMITED
                                NEW YORK BRANCH

                              By  /s/ Kenichi Amano
                              Name:   Kenichi Amano
                              Title: Deputy General Manager

                              BANQUE INDOSEUZ

                              By  /s/ Yves G. Gaden
                              Name:   Yves G. Gaden
                              Title:  First Vice President
                              Attorney-in-Fact

                              Agent:

                              THE INDUSTRIAL BANK OF JAPAN
                                TRUST COMPANY

                              By  /s/ Yoshiro Teranaka
                              Name:   Yoshiro Teranaka
                              Title:  Executive Vice President

Commitment                         Tranche B Lenders:

$10,600,000.00                THE INDUSTRIAL BANK OF JAPAN
                                TRUST  COMPANY

                              By  /s/ Yoshiro Teranaka
                              Name:   Yoshiro Teranaka
                              Title:  Executive Vice President

                              Lending Office:

                              245 Park Avenue
                              New York, New York 10167

                              Attention:  Loan Department
                              Telex:  425754
                              Answerback:  IBJTC UI
                              Telecopier No.:  (212) 557-3581

Commitment

$10,600,000.00                THE BANK OF TOKYO, LTD.
                                NEW YORK  AGENCY

                              By  /s/ Takefumi Murata
                              Name:   Takefumi Murata
                              Title:  Attorney-in-Fact

                              Lending Office:

                              100 Broadway
                              New York, New York  10005

                              Attention:  Mr. Takefumi Murata
                              Telex:  229049
                              Answerback:  NBD NY-UR
                              Telecopier No.:  (212) 732-1678

Commitment

$10,600,000.00                THE LONG-TERM CREDIT BANK OF
                                JAPAN, LIMITED
                                NEW YORK BRANCH

                              By /s/Kenichi Amano
                              Name: Kenichi Amano
                              Title:  Deputy General Manager

                              Lending Office:

                              140 Broadway, 23rd Floor
                              New York, New York  10005

                              Attention:  Mr. Ken-ichi Amano
                              Telex:  425722
                              Answerback:  LTCB UI
                              Telecopier No.:  (212) 797-1184

Commitment

$10,600,000.00                BANQUE INDOSUEZ
                               NEW YORK BRANCH

                              By /s/ Yves G. Gaden
                              Name:  Yves G. Gaden
                              Title:  Attorney-in-Fact


                              Lending Office:

                              1270 Avenue of the Americas
                              Rockefeller Center
                              New York, New York  10020

                              Attention:  Mr. Fred Schmidt -
                                        Loan Department
                              Telex:  RCA 220898
                              Answerback:  ISNYUR
                              Telecopier No.:  (212) 408-5757

                              with a copy to:

                              Mme F. Struxiano-Auffray - D.I.F.S.
                              Banque Indosuez
                              44, Rue de Courcelles
                              75008 Paris - France
                              Tel. (33.1.) 45.61.23.77
                              Telex:  Paris 650409 INSU X

Commitment

$7,000,000.00                 THE DAI-ICHI KANGYO BANK,
                                LIMITED
                                NEW YORK BRANCH

                              By  /s/ Munetoshi Matsumoto
                              Name:   Munetoshi Matsumoto
                              Title:  Vice President

                              Lending Office:

                              One World Trade Center
                              Suite 4911
                              New York, New York  10048

                              Attention:  Mr. Munetoshi Matsumoto
                                        Vice President
                                        Business Department I
                              Telex:  ITT 420720, 422581
                                   RCA 232988
                              Answerback:  DKB UI
                                        DKB UR
                              Telecopier No.:  (212) 524-0579

Commitment

$7,000,000.00                 THE DAIWA BANK, LIMITED
                               NEW YORK BRANCH

                              By  /s/ Hiroyuki Doi
                              Name:   Hiroyuki Doi

                              Title:  Manager

                              Lending Office:

                              75 Rockefeller Plaza
                              New York, New York  10019

                              Attention:  Mr. Hiroyuki Doi
                              Telex:  RCA 232246, ITT 422391
                              Answerback:  NEWDAIWA
                              Telecopier No.:  (212) 397-9317

Commitment

$7,000,000.00                 THE FUJI BANK AND TRUST COMPANY

                              By  /s/ Mitsuhiro Nogahama
                              Name:   Mitsuhiro Nogahama

                              Title:  Vice President

                              Lending Office:

                              One World Trade Center
                              92nd Floor
                              New York, New York  10048

                              Attention:  Mr. Yoshihiro Sawada
                                       Senior Vice President
                              Telex:  425777
                              Answerback:  FUJTR
                              Telecopier No.:  (212) 524-0853

Commitment

$7,000,000.00                 THE MUTSUBISHI BANK, LIMITED
                               NEW YORK BRANCH

                              By  /s/ Takeshi Yokokawa
                              Name:   Takeshi Yokokawa

                              Title:  Manager

                              Lending Office:

                              One World Trade Center
                              Suite 8527
                              New York, New York  10048

                              Attention:  Mr. Takeshi Yokokawa
                                       Manager, Planning
                                       and Administration
                                   Department
                              Telex:  232328
                              Answerback:  MIT UR
                              Telecopier No.:  (212) 432-1157

Commitment

$7,000,000.00                 THE MUTSUBISHI TRUST AND BANKING
                               CORPORATION
                               NEW YORK BRANCH

                              By  /s/ Ryoichi Mizukami
                              Name:   Ryoichi Mizukami
                              Title:  Manager

                              Lending Office:

                              520 Madison Avenue
                              25th Floor
                              New York, New York  10022

                              Attention:  Mr. Ryoichi Mizukami
                                       Manager
                              Telex:  23425078
                              Answerback:  MTBA UI
                              Telecopier No.:  (212) 755-2349

Commitment

$7,000,000.00                 THE MITSUI BANK, LTD.
                               NEW YORK BRANCH

                              By  /s/Ken-Ichi Sato
                              Name:  Ken-Ichi Sato
                              Title: Senior Vice President

                              Lending Office:

                              277 Park Avenue
                              New York, New York  10172-0121

                              Attention:  Mr. Mitsushige Kanameda
                              Telex:  RCA 232962
                              Answerback:  232962 MTUI UR
                              Telecopier No.:  (212) 644-9565

Commitment

$7,000,000.00                 THE MITSUI TRUST & BANKING CO.,
                              LTD.
                               NEW YORK BRANCH

                              By  /s/ Kazuo Yasuda
                              Name:   Kazuo Yasuda
                              Title: Deputy General Manager

                              Lending Office:

                              One World Financial Center
                              200 Liberty Street
                              New York, New York  10281

                              Attention:  Mr. Hirohisa Gotoda
                                       Assistant Vice President
                              Telex:  222401
                              Answerback:  MBCOUR
                              Telecopier No.:  (212) 945-4171
                                        (212) 945-4170

Commitment

$7,000,000.00                 THE SAITAMA BANK, LTD.
                               NEW YORK BRANCH

                              By  /s/ Takayoshi Tasaka
                              Name:   Takayoshi Tasaka
                              Title: Senior Manager

                              Lending Office:

                              44 Wall Street
                              New York, New York  10005

                              Attention:  Mr. Takayoshi Tasaka
                              Telex:  233410/424019
                              Answerback:  SAIB UR/SAIB UI
                              Telecopier No.:  (212) 825-9033

Commitment

$7,000,000.00                 THE SANWA BANK, LIMITED
                               NEW YORK BRANCH

                              By  /s/ Toshihiko Yoshizawa
                              Name:   Toshihiko Yoshizawa

                              Title: Vice President

                              Lending Office:

                              200 Park Avenue
                              New York, New York  10166

                              Attention:  Mr. Toshihiko Yoshizawa
                                       Vice President
                              Telex:  232423
                              Answerback:  SWB UR
                              Telecopier No.:  (212) 557-0185


Commitment

$7,000,000.00                 THE SUMITOMO BANK, LIMITED
                               NEW YORK BRANCH

                              By  /s/ Kazuyoshi Ogawa
                              Name:   Kazuyoshi Ogawa
                              Title: Vice President

                              Lending Office:

                              One World Trade Center
                              Suite 9651
                              New York, New York  10048

                              Attention:  International Finance
                              Section
                              Telex:  420515 (ITT); 232407 (RCA)
                              Answerback:  SMBK-UR
                              Telecopier No.:  (212) 524-0612

Commitment

$7,000,000.00                 THE TOKAI BANK, LIMITED
                               NEW YORK BRANCH

                              By  /s/Toshikazu Nakano
                              Name:  Toshikzau Nakano

                              Title: Vice President

                              Lending Office:

                              One World Trade Center
                              Suite 8763
                              New York, New York  10048

                              Attention:  Mr. Toshikazu Nakano
                                       Vice President and Manager
                                       International Finance and
                                   Loan
                                       Administration
                              Telex:  422857
                              Answerback:  TOKAI
                              Telecopier No.:  (212) 524-0224


Commitment

$7,000,000.00                 THE TOYO TRUST & BANKING CO., LTD.
                               NEW YORK BRANCH

                              By  /s/ Robert J. Tse
                              Name:  Robert J. Tse

                              Title: Vice President

                              Lending Office:

                              437 Madison Avenue
                              New York, New York  10022

                              Attention:  Mr. Robert Tse
                                       Vice President
                              Telex:  23-222675
                              Answerback:  TTBC UR
                              Telecopier No.:  (212) 371-4963

     List of omitted Exhibits and Schedules to Bontang III Loan
Agreement, dated February 9, 1988, among Continental Bank
International as Trustee, Train-E Finance Co., Ltd., as Tranche A
Lender and The Industrial Bank of Japan Trust Company as Agent for the Tranche B Lenders and as Tranche B Lender.

Exhibit             Description

Exhibit A                Form of Notice of Borrowing

Exhibit B-1              Form of Notice of Deferral

Exhibit B-2              Form of Notice of Interest Period

Exhibit C-1              Form of Tranche A Note

Exhibit C-2              Form of Tranche B Note

Exhibit D-1              Form of Legal Opinion of Kelley Drye &
                         Warren, Counsel for the Borrower

Exhibit D-2              Form of Legal Opinion of In-House
                         Counsel to the Borrower

Exhibit E-1              Form of Legal Opinion of the Special
                         Legal Advisor to the President Director
                         of Pertamina

Exhibit E-2              Form of Legal Opinion of Baker & Botts,
                         Special Counsel to Certain Members of
                         the Huffco Group

Exhibit E-3              Form of Legal Opinion of White & Case,
                         Special New York Counsel to Pertamina

Exhibit F-1              Form of Legal Opinion of Paul, Weiss,
                         Rifkind, Wharton & Garrison, Special
                         Counsel to the Tranche A Lender, the
                         Agent and the Tranche B Lender

Exhibit F-2              Form of Legal Opinion of TSAR & TSAI,
                         Special Taiwanese Counsel to the Tranche
                         A Lender, the Agent and Tranche B
                         Lenders


Schedule            Description

Schedule 1               Basic Agreements

Schedule 2               Contingent Support Agreements

Schedule 3               Drawdown Schedule
                             TABLE OF CONTENTS


                                   Page

RECITALS . . . . . . . . . . . . . . . . . . . . . . . .  1

1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . .  2

2.   THE ADVANCES. . . . . . . . . . . . . . . . . . . . 17
     2.1 The Commitments . . . . . . . . . . . . . . . . 17
     2.2 Manner of Borrowing . . . . . . . . . . . . . . 17
     2.3 Interest. . . . . . . . . . . . . . . . . . . . 19
     2.4 Election of Interest Periods for Tranche B. . . 19
     2.5 Interest Rates. . . . . . . . . . . . . . . . . 19
     2.6 Alternative Interest Rates. . . . . . . . . . . 20
     2.7 Interest Rate on Overdue Amounts; Other Indemnities
21
     2.8 Fees. . . . . . . . . . . . . . . . . . . . . . 23
     2.9 The Notes . . . . . . . . . . . . . . . . . . . 23
     2.10 Repayment on Maturity Dates; Deferral. . . . . 24
     2.11 Notices. . . . . . . . . . . . . . . . . . . . 25

3.   PAYMENTS. . . . . . . . . . . . . . . . . . . . . . 25
     3.1 Allocation of Amounts; Substitute Payment . . . 25
     3.2 Funds of Payment. . . . . . . . . . . . . . . . 26
     3.3 Set-Off, Counterclaim and Taxes . . . . . . . . 26
     3.4 Change of Law . . . . . . . . . . . . . . . . . 27
     3.5 Certain Prepayments . . . . . . . . . . . . . . 29
     3.6 Other Prepayments . . . . . . . . . . . . . . . 29
     3.7 Cancellation of Commitments . . . . . . . . . . 29
     3.8 No Reborrowing. . . . . . . . . . . . . . . . . 29
     3.9 Payments to be Made at End of Interest Period . 29

4.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER. . . 30
     4.1 Power and Authority . . . . . . . . . . . . . . 30
     4.2 Legal Action. . . . . . . . . . . . . . . . . . 30
     4.3 Restrictions. . . . . . . . . . . . . . . . . . 30
     4.4 Registration and Approvals. . . . . . . . . . . 30
     4.5 Agreement Binding . . . . . . . . . . . . . . . 31
     4.6 Ranking of Advances; Encumbrances . . . . . . . 31
     4.7 Litigation. . . . . . . . . . . . . . . . . . . 31
     4.8 Compliance with Other Instruments, etc. . . . . 31
     4.9 No Defaults . . . . . . . . . . . . . . . . . . 31
     4.10 Trust Agreement. . . . . . . . . . . . . . . . 32

5.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . 32
     5.1 Conditions Precedent to the Initial Advances. . 32
     5.2 Conditions Precedent to the Initial and Subsequent
     Advances. . . . . . . . . . . . . . . . . . . . . . 35
     5.3 Representations . . . . . . . . . . . . . . . . 35

6.   COVENANTS . . . . . . . . . . . . . . . . . . . . . 35
     6.1 Information . . . . . . . . . . . . . . . . . . 35
     6.2 Negative Pledge . . . . . . . . . . . . . . . . 37
     6.3 No Consent to Changes . . . . . . . . . . . . . 37
     6.4 Indebtedness. . . . . . . . . . . . . . . . . . 37
     6.5 Notice at End of Availability Period. . . . . . 38

7.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . 38

8.   AGENT . . . . . . . . . . . . . . . . . . . . . . . 39
     8.1 Appointment and Authority . . . . . . . . . . . 39
     8.2 Agent May Rely on Documents . . . . . . . . . . 40
     8.3 No Amendment to Duties of Agent Without Consent 40
     8.4 Responsibilities of Agent and Lead Managers . . 40
     8.5 Funding Costs of Agent. . . . . . . . . . . . . 41
     8.6 Agent in Individual Capacity. . . . . . . . . . 41
     8.7 Credit Decision . . . . . . . . . . . . . . . . 41
     8.8 Lead Managers . . . . . . . . . . . . . . . . . 41
     8.9 Change of Administrative Office of Agent. . . . 42
     8.10 Successor Agent. . . . . . . . . . . . . . . . 42

9.   SOURCE OF DEBT SERVICE; CONTINGENT SUPPORT; RECOURSE. . . 42
     9.1 Accumulation for Debt Service . . . . . . . . . 42
     9.2 Accumulation in Regular Reserve Account . . . . 42
     9.3 Accumulation in Debt Coverage Reserve Account . 43
     9.4 Accumulation in Contingent Reserve Account. . . 43
     9.5 Payments Made from Debt Service Account and Reserve
     Account . . . . . . . . . . . . . . . . . . . . . . 43
     9.6 No Recourse . . . . . . . . . . . . . . . . . . 44
     9.7 Not to Limit Remedies . . . . . . . . . . . . . 45

10.  MISCELLANEOUS
     10.1 Notices. . . . . . . . . . . . . . . . . . . . 45
     10.2 No Waiver; Remedies Cumulative . . . . . . . . 46
     10.3 Use of English Language. . . . . . . . . . . . 46
     10.4 Assignment; Successors and Assigns; Participations
46
     10.5 Amendments . . . . . . . . . . . . . . . . . . 47
     10.6 Expenses; Indemnification. . . . . . . . . . . 47
     10.7 Sharing of Set-Off and Other Payments. . . . . 48
     10.8 Counterparts . . . . . . . . . . . . . . . . . 48
     10.9 Table of Contents and Section Headings . . . . 48
     10.10 Governing Law . . . . . . . . . . . . . . . . 48
     10.11 Severability. . . . . . . . . . . . . . . . . 48
     10.12 Term of Agreement . . . . . . . . . . . . . . 49